Exhibit 4.47

THE SYMBOL “[***]” OR “[REDACTED]” DENOTES PLACES WHERE CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

EXECUTION VERSION

FACILITIES AGREEMENT

US$2,000,000,000 TERM AND REVOLVING CREDIT FACILITIES

29 DECEMBER 2021

Between

JD.COM, INC.

as Borrower

BANK OF AMERICA, NATIONAL ASSOCIATION, HONG KONG BRANCH

BANK OF CHINA LIMITED

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (ASIA) LIMITED

and

STANDARD CHARTERED BANK (HONG KONG) LIMITED

as Mandated Lead Arrangers, Bookrunners and Underwriters

BANK OF AMERICA, NATIONAL ASSOCIATION, HONG KONG BRANCH

BANK OF CHINA LIMITED

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (ASIA) LIMITED

and

STANDARD CHARTERED BANK (HONG KONG) LIMITED

as Green Loan Coordinators

STANDARD CHARTERED BANK (HONG KONG) LIMITED

as Agent

and

THE BANKS AND FINANCIAL INSTITUTIONS LISTED HEREIN

as Original Lenders

THIS AGREEMENT is made on 29 December 2021 and made

BETWEEN:

(1)

JD.COM, INC., an exempted company registered by way of continuation into the Cayman Islands with limited liability and registration number 284373 whose registered office is at Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands (the Borrower);

(2)

BANK OF AMERICA, NATIONAL ASSOCIATION, HONG KONG BRANCH, a branch of a national banking association organized and existing with limited liability under the laws of the United States of America, BANK OF CHINA LIMITED (incorporated under the laws of the People’s Republic of China and whose members’ liability is limited), THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED (incorporated under the laws of Hong Kong with limited liability), INDUSTRIAL AND COMMERCIAL BANK OF CHINA (ASIA) LIMITED and STANDARD CHARTERED BANK (HONG KONG) LIMITED (incorporated under the laws of Hong Kong with limited liability), as mandated lead arrangers, bookrunners and underwriters (the MLABUs and each an MLABU);

(3)

BANK OF AMERICA, NATIONAL ASSOCIATION, HONG KONG BRANCH, a branch of a national banking association organized and existing with limited liability under the laws of the United States of America, BANK OF CHINA LIMITED (incorporated under the laws of the People’s Republic of China and whose members’ liability is limited), THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED (incorporated under the laws of Hong Kong with limited liability), INDUSTRIAL AND COMMERCIAL BANK OF CHINA (ASIA) LIMITED and STANDARD CHARTERED BANK (HONG KONG) LIMITED (incorporated under the laws of Hong Kong with limited liability), as green loan coordinators (the Green Loan Coordinators and each a Green Loan Coordinator);

(4)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (The Original Lenders) as lenders (the Original Lenders and each an Original Lender); and

(5)	STANDARD CHARTERED BANK (HONG KONG) LIMITED (incorporated under the laws of Hong Kong with limited liability), as agent of the Finance Parties (other than itself) (the Agent).

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

Adjusted Consolidated EBITDA has the meaning given to it in Clause 19.1 (Financial definitions).

Administrative Parties means each of the Agent, the MLABUs, the Arrangers and the Green Loan Coordinators (each an Administrative Party).

Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of any Holding Company of that person.

APLMA means the Asia Pacific Loan Market Association Limited.

Arranger means any person which enters into a Syndication Agreement and been awarded the title of mandated lead arranger and bookrunner, mandated lead arranger, lead arranger, arranger or similar.

Assignment Agreement means, in relation to any assignment by any Lender of any or all of its rights under this Agreement, an assignment agreement substantially in a recommended form of the APLMA or any other form agreed between the applicable assignor, the applicable assignee and the Agent.

Auditors means (i) one of PricewaterhouseCoopers, Ernst & Young, KPMG or Deloitte & Touche, (ii) any locally established or incorporated auditor firm that is a recognised affiliate of any firm referred to in (i), or (iii) or any other firm mutually agreed to by the Borrower and the Agent (acting on the instructions of the Majority Lenders).

Authorisation means:

(a)	an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; and/or

(b)

in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

Availability Period means:

(a)	(in relation to Facility A) the Facility A Availability Period; or

(b)	(in relation to Facility B) the Facility B Availability Period.

Available Commitment means in relation to a Lender:

(a)	(in relation to Facility A) that Lender’s Facility A Available Commitment; or

(b)	(in relation to Facility B) that Lender’s Facility B Available Commitment.

Available Facility means:

(a)	(in relation to Facility A) the Facility A Available Facility; or

(b)	(in relation to Facility B) the Facility B Available Facility.

Break Costs means the amount (if any) by which:

(a)

the interest (excluding any portion thereof attributable to the Margin) which a Finance Party should have received pursuant to the terms of this Agreement for the period from the date of receipt or recovery of all or any part of the principal amount of a Loan or an Unpaid Sum to the last day of the current Interest Period in respect of that Loan or that Unpaid Sum, had the principal amount of that Loan or had that Unpaid Sum so received or recovered been paid on the last day of that Interest Period;

exceeds:

(b)

the amount of interest which that Finance Party would be able to obtain by placing an amount equal to the principal amount of that Loan or equal to that Unpaid Sum so received or recovered by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following such receipt or recovery and ending on the last day of that current Interest Period.

Business Day means a day (other than a Saturday or Sunday) on which banks are open for general business in Hong Kong, the PRC, Singapore and (in relation to any payment in US$) New York.

Code means the US Internal Revenue Code of 1986.

Commitment means in relation to a Lender:

(a)	in relation to Facility A shall be a reference to Facility A Commitment; and

(b)	in relation to Facility B shall be a reference to Facility B Commitment.

Compliance Certificate means a certificate substantially in the form set out in Schedule 5 (Form of Compliance Certificate) and signed by an authorised signatory of the Borrower.

Confidential Information means all information relating to the Borrower, any Group Member, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)	any Group Member or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any Group Member or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 24 (Disclosure of Information); or

(ii)	is identified in writing at the time of delivery as non-confidential by any Group Member or any of its advisers; or

(iii)

is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

Confidentiality Undertaking means a confidentiality undertaking substantially in a recommended form of the APLMA or in any other form agreed between the Borrower and the Agent.

Consolidated Total Assets means, at any time, the consolidated total assets of the Group as at the date as of which the consolidated financial statements of the Borrower then most recently delivered in accordance with paragraph (a) of Clause 18.1 (Financial statements) (or, if such time falls prior to the delivery of the first set of consolidated financial statements of the Borrower in accordance with paragraph (a) of Clause 18.1 (Financial statements), the Original Financial Statements) were prepared.

Core Business means the provision of e-commerce services through the establishment of online direct sales and online marketplace retail networks (excluding, for the avoidance of doubt, the establishment and operation of any fulfilment infrastructure which supports or is otherwise ancillary to such e-commerce services and the business of developing financial products and services for the online market (including supply chain financing and microcredit) and consumer financing).

Core Business Group Member means at any time, any Group Member the majority of the total revenue of which (being more than 50% of the total revenue) for the then Most Recent Testing Period and excluding all items between Group Members derive from activities or operations in the Core Business.

Debt Purchase Transaction means, in relation to a person, a transaction where such person:

(a)	purchases or acquires by way of assignment or transfer any rights and/or obligations in respect of;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

any Commitment in respect of any Facility (or any commitment represented thereby) or any amount outstanding under any Finance Document.

Default means an Event of Default or any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

Defaulting Lender means any Lender:

(a)

which has failed to make its participation in any Loan available (or has notified the Agent that it will not make its participation in any Loan available) by the Utilisation Date of that Loan as required in accordance with Clause 5.4 (Lenders’ participation);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

such payment is made within five Business Days of its due date; or

(ii)	such Lender is disputing in good faith whether it is contractually obliged to make such payment and/or to make its participation in such Loan available.

Disruption Event means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; and/or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

Eligible Green Project has the meaning given to it in Schedule 8 (Green Loan Principles Memorandum).

Equity Interest means, in relation to any person:

(a)

any shares of any class or capital stock of or equity interest (including partnership or membership interest) in such person or any depositary receipt in respect of any such shares, capital stock or equity interest;

(b)

any securities convertible or exchangeable (whether at the option of the holder thereof or otherwise and whether such conversion is conditional or otherwise) into any such shares, capital stock, equity interest or depositary receipt, or any depositary receipt in respect of any such securities; or

(c)	any option, warrant or other right to acquire any such shares, capital stock, equity interest, securities or depositary receipts referred to in paragraphs (a) and/or (b).

Existing Controller has the meaning given to it in Clause 7.6 (Change of control).

Event of Default means any event or circumstance specified in any of Clauses 21.1 (Non-payment) to 21.13 (Material adverse change).

Facilities means Facility A and Facility B (each a Facility).

Facility A means the term loan facility made or to be made available under this Agreement as described in paragraph (a) of Clause 2.1 (The Facilities).

Facility A Availability Period means the period from and including the date of this Agreement to and including the earlier of (a) the date falling six Months after the date of this Agreement and (b) the first date on which the Facility A Available Facility is zero.

Facility A Available Commitment means in relation to a Lender and save as otherwise provided in this Agreement, that Lender’s Facility A Commitment minus:

(a)

the aggregate amount of its participation in any outstanding Facility A Loan (for such purpose taking into account the principal amount of each such Facility A Loan when it is made and disregarding any subsequent reduction in such principal amount); and

(b)

in relation to any proposed Utilisation, that Lender’s participation in any Facility A Loan (other than the Facility A Loan the subject of such proposed Utilisation) that is due to be made on or before the Utilisation Date for such proposed Utilisation.

Facility A Available Facility means the aggregate for the time being of each Lender’s Facility A Available Commitment.

Facility A Commitment means:

(a)

in relation to an Original Lender, the sum of the amount set opposite its name under the heading “Facility A Commitment” in Schedule 1 (The Original Lenders) and the amount of any other Facility A Commitment transferred to it pursuant to Clause 22 (Changes to the Lenders) or assumed by it in accordance with Clause 2.3 (Increase); and

(b)	in relation to any other Lender, the amount of any Facility A Commitment transferred to it pursuant to Clause 22 (Changes to the Lenders) or assumed by it in accordance with Clause 2.3 (Increase),

to the extent not cancelled or reduced under this Agreement or transferred by it pursuant to Clause 22 (Changes to the Lenders).

Facility A Loan means, as the context requires, a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

Facility B means the revolving credit facility made or to be made available under this Agreement as described in paragraph (b) of Clause 2.1 (The Facilities).

Facility B Availability Period means the period from and including the date of this Agreement to and including the date falling one Month prior to the Final Maturity Date.

Facility B Available Commitment means in relation to a Lender and save as otherwise provided in this Agreement, that Lender’s Facility B Commitment minus:

(a)

the aggregate amount of its participation in any outstanding Facility B Loan (for such purpose taking into account the principal amount of each such Facility B Loan when it is made and disregarding any subsequent reduction in such principal amount); and

(b)

in relation to any proposed Utilisation, that Lender’s participation in any Facility B Loan (other than the Facility B Loan the subject of such proposed Utilisation) that is due to be made on or before the Utilisation Date for such proposed Utilisation, provided that for the purposes of calculating a Lender’s Facility B Available Commitment in relation to any proposed Utilisation under Facility B only, the amount of that Lender’s participation in any Facility B Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date (for such proposed Utilisation) shall not be deducted from that Lender’s Facility B Available Commitment.

Facility B Available Facility means the aggregate for the time being of each Lender’s Facility B Available Commitment.

Facility B Commitment means:

(a)

in relation to an Original Lender, the sum of the amount set opposite its name under the heading “Facility B Commitment” in Schedule 1 (The Original Lenders) and the amount of any other Facility B Commitment transferred to it pursuant to Clause 22 (Changes to the Lenders) or assumed by it in accordance with Clause 2.3 (Increase); and

(b)

in relation to any other Lender, the amount of any Facility B Commitment transferred to it pursuant to Clause 22 (Changes to the Lenders) or assumed by it in accordance with Clause 2.3 (Increase), to the extent not cancelled or reduced under this Agreement or transferred by it pursuant to Clause 22 (Changes to the Lenders).

Facility B Loan means, as the context requires, a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

Facility Office means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office(s) through which it will perform its obligations under this Agreement.

FATCA means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

FATCA Application Date means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)

in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA.

FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction.

Fee Letter means any letter or letters referring to this Agreement or the Facility:

(a)	between one or more of the Administrative Parties (on the one hand) and the Borrower (on the other hand) setting out any fees (including any of the fees referred to in Clause 11 (Fees)); or

(b)	setting out any fees payable to a Finance Party referred to in paragraph (g) of Clause 2.3 (Increase).

Final Maturity Date means the date falling 60 Months from the earlier of:

(a)	the Initial Utilisation Date; and

(b)	the last date of the Facility A Availability Period,

and if that date is not a Business Day, the preceding Business Day.

Finance Documents means this Agreement, the Fee Letters, any Utilisation Request, any Selection Notice, any Compliance Certificate and any other document(s) designated as a “Finance Document” by the Agent and the Borrower (each a Finance Document).

Finance Lease means any lease or hire purchase contract, a liability under which would, in accordance with GAAP, be treated as a balance sheet liability (other than any liability in respect of a lease or hire purchase contract which would, in accordance with GAAP immediately before the adoption of ASC 840 (Lease), have been treated as an operating lease).

Finance Parties means the Agent, the MLABUs, the Green Loan Coordinators, the Arrangers and the Lenders (each a Finance Party).

Financial Half Year means the period commencing on the date falling immediately after a Half Year Date and ending on the next Half Year Date.

Financial Indebtedness means any indebtedness for or in respect of:

(a)	any moneys borrowed;

(b)	any amount raised by acceptance under any acceptance credit facility (including any dematerialised equivalent thereof);

(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

(d)	the amount of any liability in respect of any Finance Lease;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)	any amount of any liability under an advance or deferred purchase agreement primarily entered into as a method of raising finance or to finance the acquisition of any asset;

(g)

any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(h)

any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

(i)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and/or

(j)	the amount of any liability in respect of any guarantee or indemnity or similar assurance against financial loss for any of the items referred to in paragraphs (a) to (i) above.

Financial Year means the annual accounting period of the Group ending on 31 December in each year.

GAAP means generally accepted accounting principles in the United States of America.

Governmental Agency means any government or any governmental, semi-governmental, regulatory or judicial agency, department, body, entity or authority (including, without limitation, any stock exchange or any self-regulatory organisation established under statute).

Green Finance Framework has the meaning given to it in Schedule 8 (Green Loan Principles Memorandum).

Green Loan Principles has the meaning given to it in Schedule 8 (Green Loan Principles Memorandum).

Green Loan Principles Memorandum means the memorandum annexed in Schedule 8 (Green Loan Principles Memorandum) (which, for the avoidance of doubt, forms part of this Agreement).

Group means the Borrower and its Subsidiaries from time to time.

Group Member means any member of the Group.

Half Year Dates means each of 30 June and 31 December (each a Half Year Date).

Holding Company means, in relation to a company, corporation or entity, any other company, corporation or entity in respect of which it is a Subsidiary.

Hong Kong means the Hong Kong Special Administrative Region of the People’s Republic of China.

Hong Kong Stock Exchange means The Stock Exchange of Hong Kong Limited or any successor.

Impaired Agent means the Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a), (b) or (c) of the definition of “Defaulting Lender”; or

(d)	an Insolvency Event has occurred and is continuing with respect to the Agent;

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

such payment is made within five Business Days of its due date; or

(ii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

Increase Confirmation means a confirmation substantially in the form set out in Schedule 7 (Form of Increase Confirmation).

Indirect Tax means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

Information Memorandum means the document in the form approved by the Borrower concerning, among other things, the Group which, at the Borrower’s request and on its behalf, has been prepared in relation to the Facilities (or any part thereof) and has been or will be distributed by one or more of the MLABUs in connection with Syndication of the Facilities (or any part thereof).

Initial Utilisation Date means the first Utilisation Date under this Agreement.

Insolvency Event in relation to an entity means that the entity:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with, or for the benefit of, its creditors;

(d)

institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)

has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)

seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(h)

has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

Intellectual Property means:

(a)

any patents, trade-marks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and

(b)	the benefit of all applications and rights to use any or all of the assets referred to in paragraph (a) (which may now or in the future subsist).

Interest Period means:

(a)	in relation to a Loan, any period determined in accordance with Clause 9 (Interest Periods); and/or

(b)	in relation to an Unpaid Sum, any period determined in accordance with Clause 8.3 (Default interest).

Interpolated Screen Rate means, in relation to LIBOR for any Loan or any Unpaid Sum and any Interest Period relating thereto, the rate per annum (rounded upwards to four decimal places) for a period equal to the length of such Interest Period which results from interpolating on a linear basis between:

(a)	the rate per annum that is equal to the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the length of such Interest Period; and

(b)	the rate per annum that is equal to the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the length of such Interest Period,

each as of the Specified Time on the Quotation Day for the currency of such Loan or such Unpaid Sum and for such Interest Period.

JD Health Group means JD Health International Inc. and its Subsidiaries from time to time.

JD Health Group Member means any member of the JD Health Group.

JD Logistics Group means JD Logistics, Inc. and its Subsidiaries from time to time.

JD Logistics Group Member means any member of the JD Logistics Group.

Legal Reservations means:

(a)

the principle that certain (including equitable) remedies may be granted or refused at the discretion of a court, the principle of reasonableness and fairness where implied by law and the limitation of enforcement by laws relating to bankruptcy, insolvency, reorganisation, court schemes, administration, moratoria and other laws generally affecting the rights of creditors;

(b)

the time barring of claims under applicable statutes of limitation (or equivalent legislation), the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defences of acquiescence, set off or counterclaim;

(c)	similar principles, rights and defences in respect of the enforceability of a contract, agreement or undertaking under the laws of any Relevant Jurisdiction;

(d)	the principle that additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(e)	the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant; and

(f)

any other matters which are set out as qualifications or reservations as to matters of law of general application and which are set out in the legal opinions required to be delivered under this Agreement (as if references therein to any document to which such legal opinions apply were references to any document to which any representation or warranty under any Finance Document (which is qualified by the Legal Reservations) relates).

Lender means:

(a)	any Original Lender; and/or

(b)	any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 22 (Changes to the Lenders) or Clause 2.3 (Increase),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

LIBOR means, in relation to any Loan or Unpaid Sum and any Interest Period relating thereto, the rate per annum equal to:

(a)	the applicable Screen Rate as of the Specified Time for the currency of that Loan or Unpaid Sum and for a period equal in length to that Interest Period; or

(b)	as otherwise determined pursuant to Clause 10.1 (Unavailability of Screen Rate),

and if such rate is less than zero, LIBOR for such Loan or Unpaid Sum and such Interest Period shall be deemed to be zero.

Loan means a Facility A Loan or a Facility B Loan.

London Business Day means a day (other than a Saturday or Sunday) on which commercial banks are open for general business including dealings in interbank deposits in London.

Majority Facility A Lenders means a Lender or Lenders whose Facility A Commitments aggregate 66 2⁄3% or more of the Total Facility A Commitments (or, if the Total Facility A Commitments have been reduced to zero, aggregated 66 2⁄3% or more of the Total Facility A Commitments immediately prior to the reduction of the Total Facility A Commitments to zero).

Majority Facility B Lenders means a Lender or Lenders whose Facility B Commitments aggregate 66 2⁄3% or more of the Total Facility B Commitments (or, if the Total Facility B Commitments have been reduced to zero, aggregated 66 2⁄3% or more of the Total Facility B Commitments immediately prior to the reduction of the Total Facility B Commitments to zero).

Majority Lenders means a Lender or Lenders whose Commitments (for any or all Facilities) aggregate 66 2⁄3% or more of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated 66 2⁄3% or more of the Total Commitments immediately prior to the reduction of the Total Commitments to zero).

Mandate Letter means the mandate letter dated on or about the date of this Agreement and made between the Borrower and the MLABUs.

Margin means 0.85% per annum.

Material Adverse Effect means a material adverse effect on:

(a)	the business or financial condition of:

(i)	the Borrower; or

(ii)	the Group (taken as a whole);

(b)	the ability of the Borrower to perform its payment obligations under any Finance Document; or

(c)	the validity, legality or enforceability of any Finance Document or the rights or remedies of any Finance Party under any of the Finance Documents.

Material Entities means:

(a)	the Borrower; and

(b)	each other Material Subsidiary which is a Core Business Group Member,

and each a Material Entity.

Material Subsidiary means each Group Member (excluding any JD Health Group Member, any JD Logistics Group Member and any other Group Member whose Equity Interests (of any class) are listed or admitted to trading on any stock or securities exchange or market) whose earnings before interest, tax, depreciation and amortisation calculated on the same basis as Adjusted Consolidated EBITDA (calculated mutatis mutandis as if any reference in the definition of “Adjusted Consolidated EBITDA” and any related definition to the Borrower or Group were a reference to such Group Member and (if any) its Subsidiaries (on a consolidated basis) represents 10 per cent. or more of Adjusted Consolidated EBITDA, all as calculated by reference to the audited consolidated financial statements of the Borrower then most recently delivered under this Agreement (including the Original Financial Statements) and the period covered thereby (and the then most recently delivered Compliance Certificate in respect of such financial statements) and (where available) the financial statements of that Group Member (if applicable and where available, on a consolidated basis) (for the period covered by such most recently delivered audited consolidated financial statements of the Borrower).

For the avoidance of doubt, at any time prior to the first delivery of the audited consolidated financial statements of the Borrower pursuant to Clause 18.1 (Financial statements) and its accompanying Compliance Certificate pursuant to Clause 18.2 (Compliance Certificate), Material Subsidiary shall be each Group Member listed in the list of Material Subsidiaries delivered to the Agent pursuant to Clause 4.1 (Initial conditions precedent) (calculated by reference to the Original Financial Statements and on the basis set out in the preceding paragraph).

A report by the Auditors of the Borrower that a Group Member is or is not a Material Subsidiary shall, in the absence of manifest error, be conclusive and binding on all Parties.

Month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)

(subject to paragraph (c) below) if the numerically corresponding day in that next calendar month (in which that period is to end) is not a Business Day, that period shall end on the next Business Day in that next calendar month if there is one, or if there is not, on the immediately preceding Business Day in that next calendar month;

(b)	if there is no numerically corresponding day in that next calendar month (in which that period is to end), that period shall end on the last Business Day in that next calendar month; and

(c)	if any period begins on the last Business Day of a calendar month, that period shall end on the last Business Day in the calendar month in which that period is to end.

The above rules will only apply to the last Month of any period.

Most Recent Testing Period has the meaning given to that term in Clause 20.10 (Core Business Coverage).

New Lender has the meaning given to it in Clause 22 (Changes to the Lenders).

NDRC means the National Development and Reform Commission of the PRC (including its successors) and its local counterparts.

NDRC Circular means the Notice on Promoting the Reform of Managing the External Debt Issuance by Enterprises with a Record-filing and Registration System (《国家发展改革委关于推进企业发行外债备案登记制管理改革的通知》 ) (发改外资[2015] No. 2044) promulgated by the NDRC on 14 September 2015 and its implementation rules and interpretations.

Nei Bao Wai Dai Transaction means any transaction under which any person that is incorporated or organised outside of the PRC incurs any Financial Indebtedness from any creditor which is incorporated or organised outside of the PRC and where such Financial Indebtedness is supported by any guarantee or Security over assets granted by any person that is incorporated or organised in (or is a resident or citizen of) the PRC.

Nei Cun Wai Dai Transaction means any transaction or banking arrangement entered into by any Material Entity involving any netting or set-off or cash-pooling arrangement where:

(a)	any provider of any cash deposit or credit balance (involved in such transaction or arrangement) is incorporated or organised in (or is a resident or citizen of) the PRC; and

(b)	any person that can benefit from such cash deposit or credit balance pursuant to such transaction or arrangement is incorporated or organised outside the PRC.

OFAC means the Office of Foreign Assets Control of the US Department of the Treasury (or any successor thereto).

Original Financial Statements means the audited consolidated financial statements of the Borrower for its Financial Year ended 31 December 2020.

Party means a party to this Agreement.

PRC means the People’s Republic of China (which, for the purposes of the Finance Documents, does not include Hong Kong, the Special Administrative Region of Macau or Taiwan).

Quotation Day means:

(a)

in relation to any period for which an interest rate is to be determined (other than any Interest Period referred to in paragraph (b)), two London Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market, in which case the Quotation Day will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days); or

(b)	in relation to any Interest Period the duration of which is selected by the Agent pursuant to Clause 8.3 (Default interest), such date as may be determined by the Agent (acting reasonably).

Reference Bank Rate means, in relation to any Loan or Unpaid Sum and any period relating thereto, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by each of the Reference Banks as the rate at which such Reference Bank could borrow funds in the Relevant Interbank Market for such period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in such currency and for such period.

Reference Banks means the principal London offices of any bank(s) as may be appointed by the Agent after consultation with the Borrower, provided that no bank shall be appointed as a Reference Bank without its prior consent and the Borrower’s prior consent (provided further that the Borrower’s consent shall not be unreasonably withheld or delayed and will be deemed to be given five Business Days after the Agent has requested in writing).

Related Fund in relation to a fund (the first fund), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

Relevant Interbank Market means the London interbank market.

Relevant Jurisdiction means, in relation to the Borrower:

(a)	its jurisdiction of incorporation; and

(b)	any jurisdiction where it conducts a material part of its business.

Relevant Period means has the meaning given to it in Clause 19.1 (Financial definitions).

Repeating Representations means each of the representations and warranties set out in Clauses 17.1 (Status) to 17.6 (Governing law and enforcement) (inclusive), paragraph (b) of Clause 17.9 (No default), paragraph (c) of Clause 17.10 (No misleading information), paragraphs (a) and (b) of Clause 17.11 (Financial statements) and Clause 17.13 (No proceedings pending or threatened) to Clause 17.15 (Sanctions, anti-money laundering and anti-corruption) (inclusive).

Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

Rollover Loan means one or more Facility B Loans:

(a)	made or to be made on the same day that a maturing Facility B Loan is due to be repaid;

(b)	the aggregate amount of which is equal to or less than the amount of that maturing Facility B Loan; and

(c)

made or to be made for the purpose of refinancing that maturing Facility B Loan and identified as a “Rollover Loan” or “Rollover Loans” in the Utilisation Request for such first-mentioned Facility B Loans.

Sanctions means the sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by any of the Sanctions Authorities.

Sanctions Authorities means:

(a)	the United States government;

(b)	the United Nations;

(c)	the European Union;

(d)	the United Kingdom government;

(e)	the Hong Kong government;

(f)	the Hong Kong Monetary Authority;

(g)	the Singapore government;

(h)	the Monetary Authority of Singapore;

(i)	the Republic of France;

(j)	the PRC government; or

(k)

the respective Governmental Authorities of any of the foregoing, including without limitation, OFAC, the US Department of State, the US Department of the Treasury’s Office of Foreign Assets Control and Her Majesty’s Treasury.

Screen Rate means, in relation to any Loan or Unpaid Sum and any period relating thereto, the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the currency of such Loan or Unpaid Sum and such period, as displayed (before any correction, recalculation or republication by such administrator) on the appropriate page (being currently page LIBOR01 in the case of US dollars) of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may select such replacement page or service displaying such rate after consultation with the Borrower and the Lenders.

Second Party Opinion has the meaning given to it in Schedule 8 (Green Loan Principles Memorandum).

Second Party Opinion Provider has the meaning given to it in Schedule 8 (Green Loan Principles Memorandum).

Security means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

Selection Notice means a notice in substantially the form set out in Part 2 of Schedule 3 (Requests).

Senior Debt means the Financial Indebtedness of the Borrower under or in relation to (i) (prior to its discharge in full) the US$1,000,000,000 term and revolving credit facilities agreement dated 21 December 2017 between (among others) the Borrower as borrower, Bank of America, N.A., Bank of China (Hong Kong) Limited, Deutsche Bank AG, Singapore Branch and Standard Chartered Bank (Hong Kong) Limited as mandated lead arrangers and bookrunners, and Standard Chartered Bank (Hong Kong) Limited as agent, (ii) the Senior Notes and (iii) any Financial Indebtedness (Refinancing Debt) incurred by the Borrower for the purpose of directly or indirectly, in full or in part, refinancing any of the Financing Indebtedness referred to in (i) or (ii) or any Refinancing Debt.

Senior Notes means (i) the 3.875% notes in the aggregate principal amount of US$500,000,000 due 2026 issued by the Borrower in April 2016, (ii) 3.375% notes in the aggregate principal amount of US$700,000,000 due 2030, and (iii) the 4.125% notes in the aggregate principal amount of US$300,000,000 due 2050 issued by the Borrower in January 2020 (in each case, as such notes may be amended and supplemented from time to time).

Specified Time means the applicable time determined in accordance with Schedule 6 (Timetables).

Split Commitment has the meaning given to that term in paragraph (f) of Clause 25.7 (Majority Lenders’ instructions).

Split Participation has the meaning given to that term in paragraph (f) of Clause 25.7 (Majority Lenders’ instructions).

Subsidiary means in relation to any company, corporation or entity, a company, corporation or entity:

(a)	which is controlled, directly or indirectly, by the first mentioned company, corporation or entity;

(b)	more than half the issued equity share capital, registered capital or equity interest of which is beneficially owned, directly or indirectly by the first mentioned company, corporation or entity;

(c)	which is a Subsidiary of another Subsidiary of the first mentioned company, corporation or entity; or

(d)

the financial condition or results of operation of which are or are required under GAAP to be consolidated for the purposes of the consolidated financial statements of the first mentioned company, corporation or entity (including any VIE Entity that is the subject of any VIE Contract), and for this purpose, a company, corporation or entity shall be treated as being controlled by another if that other company, corporation or entity is able to direct its affairs and/or to control the majority of the composition of its board of directors or equivalent body.

Super Majority Lenders means a Lender or Lenders whose Commitments (for any or all Facilities) aggregate 80% or more of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated 80% or more of the Total Commitments immediately prior to the reduction of the Total Commitments to zero).

Syndication means the primary syndication of the Facilities as contemplated in the Mandate Letter.

Syndication Agreement has the meaning given to it in Clause 22.4 (Master assignment or transfer).

Syndication Date means the last day of the Syndication Period (as defined in the Mandate Letter).

Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

Tax Deduction has the meaning given to such term in paragraph (a) of Clause 12.1 (Definitions).

Total Book Equity means, at any time, the amount specified on the consolidated balance sheet of the Borrower as “Total shareholders’ equity” in the consolidated financial statements of the Borrower then most recently delivered pursuant to Clause 18.1 (Financial statements) (or, if no such consolidated statements of the Borrower have been so delivered as at such time, the Original Financial Statements).

Total Commitments means the aggregate of the Total Facility A Commitments and the Total Facility B Commitments, being US$2,000,000,000 at the date of this Agreement.

Total Facility A Commitments means the aggregate of the Facility A Commitments, being US$1,000,000,000 at the date of this Agreement.

Total Facility B Commitments means the aggregate of the Facility B Commitments, being US$1,000,000,000 at the date of this Agreement.

Transfer Certificate means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower.

Transfer Date means, in relation to an assignment by a Lender of any or all of its rights under this Agreement or a transfer by a Lender of any or all of its rights and obligations under this Agreement, the later of:

(a)	the proposed Transfer Date specified in the Assignment Agreement relating to such assignment or (as the case may be) the Transfer Certificate relating to such transfer; and

(b)	the date on which the Agent executes the Assignment Agreement relating to such assignment or (as the case may be) the Transfer Certificate relating to such transfer.

Unpaid Sum means any sum due and payable but unpaid by the Borrower under any or all of the Finance Documents.

US, U.S. and United States means the United States of America, its territories, possessions and other areas subject to the jurisdiction of the United States of America.

U.S.A. Patriot Act means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

US Bankruptcy Code means Title 11 of the United States Code, 11 USC. 101 et seq., entitled “Bankruptcy”.

US Tax Obligor means the Borrower if:

(a)	it is resident for tax purposes in the US; or

(b)	its payments under the Finance Documents are from sources within the US for United States federal income tax purposes.

Utilisation means a utilisation of any Facility.

Utilisation Date means the date of a Utilisation, being the date on which the Loan (the subject of such Utilisation) is made or to be made.

Utilisation Request means a notice substantially in the form set out in Part 1 (Form of Utilisation Request) of Schedule 3 (Requests).

VIE Contract means any agreement, instrument or arrangement that constitutes, or forms part of, any contractual arrangements enabling a Group Member to exercise Control over a person (in respect of whom the Borrower does not beneficially own, directly or indirectly, more than half of its Equity Interests) (a VIE Entity) or consolidate the financial condition or results of operation of any VIE Entity for the purposes of the consolidated financial statements of the Group or any Group Member, including any loan agreement between any Group Member and any VIE Entity or any holder of any Equity Interest in any VIE Entity, any pledge agreement relating to any Equity Interest in any VIE Entity and any proxy relating to any Equity Interest in any VIE Entity. For the purposes of this definition, “Control” means, in relation to any person, the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or affairs of such person, whether through the ownership of voting securities, by contract or otherwise.

VIE Entity has the meaning in the definition of “VIE Contract”.

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)

the Agent, any MLABU, any Green Loan Coordinator, any Arranger, any Administrative Party, any Finance Party, any Lender or any Party shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)

a Finance Document or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended and/or restated from time to time;

(iii)	a document in agreed form is a document which is in the form agreed in writing by or on behalf of the Borrower and the Agent;

(iv)	asset includes present and future properties, revenues and rights of every description;

(v)

disposal includes any sale, lease, transfer, conveyance, assignment and other disposal of any asset or any interest therein (including any other transaction or arrangement pursuant to which the economic benefit of or beneficial interest in such asset is lost or diluted) and “dispose” shall be construed accordingly;

(vi)

guarantee includes any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness (and guarantor shall be construed accordingly);

(vii)	including shall be construed as “including without limitation” (other than when used in references to time periods) (and cognate expressions shall be construed similarly);

(viii)	indebtedness includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(ix)

a Finance Party’s participation in any Loan or Unpaid Sum includes an amount (in the currency of such Loan or Unpaid Sum) representing the fraction or portion (attributable to such Finance Party by virtue of the provisions of this Agreement) of the total amount of such Loan or Unpaid Sum and such Finance Party’s rights under this Agreement and/or any other Finance Document in respect thereof;

(x)

a person includes any individual, firm, limited liability company or other company, corporation, vessel, government, government authority, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(xi)

a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, which is generally complied with by those to whom it is addressed) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xii)	any gender shall be construed to include a reference to each other gender;

(xiii)	a provision of law is a reference to that provision as amended or re-enacted; and

(xiv)	a time of day is a reference to Hong Kong time.

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default (including an Event of Default) is continuing if it has not been remedied or waived.

(e)

The equivalent of an amount in a given currency (the specified currency) is a reference to the amount of any other currency which, when converted into the specified currency utilising the Agent’s spot rate of exchange (or, if no such spot rate of exchange is quoted by the Agent, such other prevailing market rate of exchange selected by the Agent) for the purchase of the specified currency with that other currency at or about 11am on the applicable date of determination, is equal to the applicable amount in the specified currency.

(f)	Unless a contrary indication appears, knowledge means, in respect of the Borrower, to the best of the knowledge and belief of the Borrower, having made due and careful enquiry.

1.3	Currency symbols and definitions

(a)	US$, US dollar or US dollars denote the lawful currency of the United States of America.

(b)	Renminbi or RMB denote the lawful currency of the PRC.

1.4	Third party rights

(a)

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623) (the Third Parties Ordinance) to enforce or to enjoy the benefit of any term of this Agreement, except as otherwise provided in paragraph (b) of Clause 25.10 (Exclusion of liability).

(b)

Notwithstanding any provision of this Agreement (including paragraph (a) above), the Parties do not require the consent of any person who is not a Party to rescind, amend, vary or waive any provision of this Agreement at any time.

2.	THE FACILITIES

2.1	The Facilities

Subject to the terms of this Agreement, the Lenders agree to make available to the Borrower:

(a)	a US dollar term loan facility in an aggregate amount of up to the Total Facility A Commitments; and

(b)	a US dollar revolving credit facility in an aggregate amount of up to the Total Facility B Commitments.

2.2	Finance Parties’ rights and obligations

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under any or all of the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under any or all of the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under any or all of the Finance Documents to a Finance Party from the Borrower shall be a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by the Borrower which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by the Borrower.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.3	Increase

(a)

The Borrower may by giving prior notice to the Agent by no later than the date falling 15 Business Days after the effective date of a cancellation of the Available Commitment or the Commitment (in respect of any Facility) of a Lender (a Cancelled Lender) in accordance with paragraph (a) of Clause 7.5 (Right of repayment and cancellation in relation to a single Lender) (such Available Commitment or Commitment so cancelled being the Cancelled Commitment in respect of that Facility) request that the Commitments relating to that Facility be increased (and the Commitments relating to that Facility shall be so increased) up to an amount of the Cancelled Commitment as follows:

(i)

such increased Commitments under that Facility will be assumed by one or more Lenders or other banks, financial institutions, trusts, funds or other entities (each an Increase Lender) selected by the Borrower (which is not a Group Member and which satisfies the criteria for a Lender under Clause 22.1 (Assignments and transfers by the Lenders)) each of which confirms in writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of such increased Commitments which it is to assume (the Assumed Commitment of such Increase Lender in respect of such Facility), as if it had been an Original Lender with such Assumed Commitment in addition to any other Commitment in respect of any Facility which it may otherwise have in accordance with this Agreement (for the avoidance of doubt, the aggregate Assumed Commitments of all of the Increase Lenders shall not exceed such Cancelled Commitment in respect of such Facility);

(ii)

the Borrower and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Borrower and that Increase Lender would have assumed and/or acquired had that Increase Lender been an Original Lender (with the Assumed Commitment in respect of such Increase Lender and such Facility, in addition to any other Commitment in respect of any Facility which such Increase Lender may otherwise have in accordance with this Agreement);

(iii)

each Increase Lender shall become a Party as a “Lender” (with the Assumed Commitment in respect of such Facility so assumed by it, in addition to any other Commitment in respect of any Facility which that Increase Lender may otherwise have in accordance with this Agreement) and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had that Increase Lender been an Original Lender;

(iv)	the Commitments of the other Lenders in respect of any or all of the Facilities shall continue in full force and effect; and

(v)

any such increase in the Commitments under such Facility shall take effect on the later of (A) the date specified by the Borrower in the notice referred to above or (B) the date on which the conditions set out in paragraph (b) below are satisfied in respect of such increase.

(b)	An increase in the Commitments under any Facility pursuant to paragraph (a) will only be effective on:

(i)

the execution by the Agent of an Increase Confirmation from each Increase Lender in respect of such increase (setting out the Assumed Commitment under such Facility which such Increase Lender is assuming in accordance with paragraph (a)); and

(ii)

in relation to an Increase Lender which is not a Lender immediately prior to such increase in Commitments under such Facility, the Agent being satisfied that it has completed all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the Assumed Commitment in respect of such Facility by that Increase Lender.

(c)

The Agent shall promptly notify to the Borrower and that Increase Lender upon the effectiveness of such increase, provided that the Agent shall have received confirmation from either such Cancelled Lender or the Borrower of the completion of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the Assumed Commitment in respect of such Facility by that Increase Lender.

(d)

Each Increase Lender, by executing an Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase in Commitments (to which such Increase Confirmation relates) becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as it would have been had it been an Original Lender.

(e)

The Borrower shall promptly on demand pay the Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Commitments under this Clause 2.3.

(f)

An Increase Lender shall, on the date upon which the assumption of any Assumed Commitment in respect of any Facility takes effect, pay to the Agent (for its own account) a fee in an amount equal to the fee which would be payable under Clause 22.3 (Assignment or transfer fee) if such assumption were a transfer of such Assumed Commitment to such Increase Lender pursuant to Clause 22.6 (Procedure for transfer) and if such Increase Lender were a New Lender.

(g)	The Borrower may pay to an Increase Lender a fee in the amount and at the times agreed between the Borrower and that Increase Lender in a Fee Letter.

(h)

Neither the Agent nor any Lender shall have any obligation to find an Increase Lender and in no event shall any Lender whose Cancelled Commitment in respect of any Facility is assumed or replaced by an Increase Lender be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents.

(i)	Clause 22.5 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.3 in relation to an Increase Lender as if references in that Clause to:

(i)

an Existing Lender were references to all the Lenders immediately prior to the relevant increase in Commitments or the assumption of any Assumed Commitment in respect of any Facility by such Increase Lender;

(ii)	the New Lender were references to that Increase Lender; and

(iii)	a re-transfer and re-assignment were references to respectively a transfer and assignment.

3.	PURPOSE

3.1	Purpose

The Borrower shall ensure that all amounts borrowed by it under the Facilities are applied towards:

(a)

(in the case of Facility A) financing or refinancing (including by way of replenishing the working capital used for) any investment in any Eligible Green Project and payment of transaction fees, costs and expenses in relation to the Finance Documents or such Eligible Green Project; or

(b)

(in the case of Facility B) financing the general corporate purposes of the Group (including refinancing any Financial Indebtedness of any member of the Group) and payment of fees, costs and expenses incurred by the Borrower in connection with the Finance Documents.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

(a)

The Borrower may not deliver a Utilisation Request unless the Agent has received (or the Agent has waived the requirement to receive (acting on the instructions of the Majority Lenders)) all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

(b)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to any Loan if on the date of the Utilisation Request (relating to such Loan) and on the proposed Utilisation Date (for such Loan):

(a)

(A) (in the case of a Rollover Loan) the Agent has not (acting on the instructions of the Majority Lenders) given notice to the Borrower to the effect that an Event of Default is continuing and no Rollover Loan shall be made or (B) (in the case of any Loan other than a Rollover Loan) no Default is continuing or would result from such proposed Loan; and

(b)	the Repeating Representations are true in all material respects (whether before or after giving effect to such proposed Loan).

4.3	Maximum number of Loans

(a)	The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation, five or more Facility A Loans would be outstanding.

(b)	The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation, five or more Facility B Loans would be outstanding.

(c)	The Borrower may not request that any Facility A Loan be divided if, as a result of the proposed division, five or more Facility A Loans would be outstanding.

(d)	The Borrower may not request that a Facility B Loan be divided.

5.	UTILISATION

5.1	Delivery of a Utilisation Request

The Borrower may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request via email to loansAgency.HK@sc.com (or any substitute email address as the Agent may notify the Borrower) not later than the Specified Time.

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request for a Loan under any Facility is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the Facility to be utilised;

(ii)	the proposed Utilisation Date is a Business Day within the Availability Period for such Facility;

(iii)	the proposed Utilisation Date is not a Syndication Date;

(iv)	the currency and amount of such Loan comply with Clause 5.3 (Currency and amount); and

(v)	the proposed first Interest Period complies with Clause 9 (Interest Periods).

(b)	Only one Loan in respect of each Facility may be requested in each Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be US dollars.

(b)

The amount of the proposed Loan under any Facility specified in a Utilisation Request must be an amount which does not exceed the Available Facility for such Facility and which is (i) a minimum of US$50,000,000 and an integral multiple of US$10,000,000, or (ii) if less, the Available Facility for such Facility.

5.4	Lenders’ participation

(a)

If the conditions set out in this Agreement have been met and subject to Clause 7.1 (Illegality), Clause 7.6 (Change of control) and paragraph (b) of Clause 6.2 (Repayment of Facility B Loans), each Lender shall make its participation in each Loan available by the Utilisation Date for such Loan through its Facility Office.

(b)

The amount of each Lender’s participation in each Loan under any Facility will be equal to a proportion of such Loan, such proportion being equal to the proportion borne by such Lender’s Available Commitment for such Facility to the Available Facility for such Facility immediately prior to making such Loan.

(c)

The Agent shall notify each Lender of the amount of each Loan and the amount of its participation in that Loan (and, in the case of a Facility B Loan and if different, the amount of its participation in that Loan to be made available to the Agent under Clause 27.1 (Payments to the Agent) in accordance with paragraph (b) of Clause 6.2 (Repayment of Facility B Loans)), in each case by the Specified Time.

5.5	Cancellation of Available Facility

(a)

The Facility A Commitments which, at that time, are unutilised (being, in respect of each Lender, the amount by which the Facility A Commitment of such Lender exceeds its aggregate participation in the Facility A Loans) shall be immediately cancelled at 5pm on the last day of the Availability Period for Facility A.

(b)

The Facility B Commitments which, at that time, are unutilised (being, in respect of each Lender, the amount by which the Facility B Commitment of such Lender exceeds its aggregate participation in the Facility B Loans) shall be immediately cancelled at 5pm on the last day of the Availability Period for Facility B.

6.	REPAYMENT

6.1	Repayment of Facility A Loans

(a)	The Borrower shall repay each Facility A Loan in full on the Final Maturity Date.

(b)	The Borrower may not re-borrow any part of Facility A which is repaid.

6.2	Repayment of Facility B Loans

(a)	Subject to paragraph (c), the Borrower shall repay each Facility B Loan in full on the last day of its Interest Period.

(b)	Without prejudice to the Borrower’s obligation under paragraph (a) above, if:

(i)	one or more Facility B Loans are to be made available to the Borrower in accordance with the provisions of this Agreement (New Facility B Loans):

(A)	on the same day that a maturing Facility B Loan is due to be repaid; and

(B)	in whole or in part for the purpose of refinancing such maturing Facility B Loan (as specified in the Utilisation Request(s) for such New Facility B Loans); and

(ii)

each Lender’s aggregate participation in such New Facility B Loans (expressed as a percentage of the aggregate amount of such New Facility B Loans) is equal to such Lender’s participation in such maturing Facility B Loan (expressed as a percentage of the aggregate amount of such Facility B Loan), the aggregate amount of such New Facility B Loans shall, unless the Borrower notifies the Agent to the contrary in the Utilisation Request(s) for such New Facility B Loans, be treated as if applied in or towards repayment of such maturing Facility B Loan so that:

(A)	if the amount of such maturing Facility B Loan exceeds the aggregate amount of the New Facility B Loans:

I.	the Borrower will only be required to make a payment in respect of such maturing Facility B Loan under Clause 27.1 (Payments to the Agent) in an amount equal to that excess; and

II.

each Lender’s participation in such New Facility B Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in such maturing Facility B Loan and that Lender will not be required to make a payment under Clause 27.1 (Payments to the Agent) in respect of its participation in such New Facility B Loans; and

(B)	if the amount of such maturing Facility B Loan is equal to or less than the aggregate amount of such New Facility B Loans:

I.	the Borrower will not be required to make a payment under Clause 27.1 (Payments to the Agent) in respect of such maturing Facility B Loan; and

II.

each Lender will be required to make a payment under 27.1 (Payments to the Agent) in respect of its participation in such New Facility B Loans only to the extent that its participation in such New Facility B Loans exceeds that Lender’s participation in such maturing Facility B Loan and the remainder of that Lender’s participation in such New Facility B Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in such maturing Facility B Loan.

(c)	All of the Facility B Loans must be repaid in full on the Final Maturity Date.

(d)

At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the Facility B Loans then outstanding will be automatically extended to the last day of the Facility B Availability Period and will be treated as separate Facility B Loans (the Separate Loans) in which the relevant participations are outstanding.

(e)

If the Borrower makes a prepayment of a Facility B Loan pursuant to Clause 7.4 (Voluntary prepayment of Facility B Loans), the Borrower may prepay a Separate Loan by giving not less than three Business Days’ prior notice to the Agent. The proportion borne by the amount of the prepayment of the Separate Loan to the amount of the Separate Loans shall not exceed the proportion borne by the amount of the prepayment of the Facility B Loans to the Facility B Loans. The Agent will forward a copy of a prepayment notice received in accordance with this paragraph (e) to the Defaulting Lender concerned as soon as practicable on receipt.

(f)

Interest in respect of a Separate Loan will accrue for successive Interest Periods selected by the Borrower by the time and date specified by the Agent (acting reasonably) and will be payable by the Borrower to the Agent (for the account of that Defaulting Lender) on the last day of each Interest Period of that Separate Loan.

(g)

The terms of this Agreement relating to Facility B Loans generally shall continue to apply to Separate Loans other than to the extent inconsistent with paragraphs (d) to (f) above, in which case those paragraphs shall prevail in respect of any Separate Loan.

7.	PREPAYMENT AND CANCELLATION

7.1	Illegality

If, at any time, it is or will become unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan or any part thereof:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event and the Agent shall promptly notify the Borrower upon the receipt of such notification from that Lender;

(b)

upon the Agent notifying the Borrower, the Available Commitment of that Lender in respect of each Facility will be immediately cancelled and reduced to zero and the Commitment of that Lender in respect of each Facility shall be reduced by the amount of the Available Commitment for such Facility so cancelled (and that Lender shall not be obliged to participate in the making of any Loan under any Facility); and

(c)

to the extent that that Lender’s participation in each Loan has not been transferred to another person pursuant to Clause 7.5 (Right of repayment and cancellation in relation to a single Lender), the Borrower shall repay that Lender’s participation in each Loan on the last day of the Interest Period for such Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by that Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law). Upon such prepayment of that Lender’s participation in any Loan under any Facility, the Commitment of that Lender in respect of that Facility shall be cancelled and reduced by the amount of such prepayment.

7.2	Voluntary cancellation

(a)

The Borrower may, if it gives the Agent not less than three Business Days’ (or such shorter period as the Majority Facility A Lenders may agree) prior notice, reduce the Facility A Available Facility to zero or by such amount (being a minimum amount of US$50,000,000 and an integral multiple of US$10,000,000) as the Borrower may specify in such notice.

(b)

The Borrower may, if it gives the Agent not less than three Business Days’ (or such shorter period as the Majority Facility B Lenders may agree) prior notice, reduce the Facility B Available Facility to zero or by such amount (being a minimum amount of US$50,000,000 and an integral multiple of US$10,000,000) as the Borrower may specify in such notice.

(c)	Any such reduction of the Available Facility for any Facility under this Clause 7.2 shall reduce the Commitments of the Lenders for such Facility rateably.

7.3	Voluntary prepayment of Facility A Loans

(a)

The Borrower may, if it gives the Agent not less than three Business Days’ prior notice in writing, prepay the whole or any part of any Facility A Loan, provided that, in the case of any prepayment of any Facility A Loan in part, the amount of such prepayment reduces the amount of such Facility A Loan by an amount that is (i) not less than US$50,000,000 and (ii) if in excess of US$50,000,000, an integral multiple of US$10,000,000.

(b)

A Facility A Loan may only be prepaid under this Clause 7.3 after the last day of the Availability Period in respect of Facility A (or, if earlier, the day on which the Facility A Available Facility is zero).

7.4	Voluntary prepayment of Facility B Loans

The Borrower may, if it gives the Agent not less than three Business Days’ prior notice in writing, prepay the whole or any part of any Facility B Loan, provided that, in the case of any prepayment of any Facility B Loan in part, the amount of such prepayment reduces the amount of such Facility B Loan by an amount that is (i) not less than US$50,000,000 and (ii) if in excess of US$50,000,000, an integral multiple of US$10,000,000.

7.5	Right of repayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Lender by the Borrower is required to be increased under Clause 12.2 (Tax gross-up);

(ii)	any Lender claims indemnification from the Borrower under Clause 12.3 (Tax indemnity) or Clause 13 (Increased Costs); or

(iii)	any Lender becomes a Defaulting Lender,

the Borrower may, whilst (in the case of paragraph (i)) the circumstance giving rise to such requirement continues (in the case of paragraph (ii)) the circumstance giving rise to such indemnification continues or (in the case of paragraph (iii)) such Lender continues to be a Defaulting Lender, give the Agent and that Lender written notice of its intention to procure the repayment of that Lender’s participation (if any) in the Loans and the cancellation of the Commitment of that Lender for each Facility (a Cancellation Notice).

(b)

On receipt of a Cancellation Notice referred to in paragraph (a) above in respect of any Lender, the Available Commitment of that Lender for each Facility shall immediately be cancelled and reduced to zero (and the Commitment of that Lender for each Facility shall be reduced by the amount of the Available Commitment for such Facility so cancelled).

(c)

On the last day of each Interest Period relating to any Loan which ends after the Borrower has given a Cancellation Notice under paragraph (a) above in respect of any Lender (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender’s participation (if any) in that Loan (for the avoidance of doubt, together with all accrued interest on that Loan and all other amounts owing or payable to such Lender under the Finance Documents). Upon such prepayment of that Lender’s participation in any Loan under any Facility, the Commitment of that Lender in respect of that Facility to which that Loan relates shall be reduced by the amount of such prepayment.

(d)	If:

(i)	any sum payable to any Lender by the Borrower is required to be increased under Clause 12.2 (Tax gross-up);

(ii)	any Lender claims indemnification from the Borrower under Clause 12.3 (Tax indemnity) or Clause 13 (Increased Costs);

(iii)	the Borrower becomes obliged to repay any Loan in accordance with Clause 7.1 (Illegality);

(iv)	any Lender becomes a Non-Consenting Lender (as defined in paragraph (f) below); or

(v)	any Lender becomes and continues to be a Defaulting Lender,

the Borrower may, on not less than five Business Days’ prior written notice to the Agent and that Lender of its intention to replace that Lender (a Replacement Notice), replace that Lender (a Replaced Lender) by requiring such Replaced Lender to (and, to the extent permitted by law, such Replaced Lender shall) transfer pursuant to Clause 22 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or any other bank, financial institution, trust fund or other entity selected by the Borrower (which satisfies the criteria for a Lender under Clause 22.1 (Assignments and transfers by the Lenders) and does not contravene Clause 34 (Restrictions on Debt Purchase Transactions)) (a Replacement Lender) which confirms (x) its willingness to assume and does assume all the obligations of such Replaced Lender in accordance with Clause 22 (Changes to the Lenders) for a purchase price in cash payable, free and clear from any and all withholdings and deductions, at the time of such transfer equal to the sum of (and in the currency of) (A) the aggregate outstanding principal amount of such Replaced Lender’s participation in each of the outstanding Loans, (B) all accrued interest (whether or not due) thereon, (C) any Break Costs that would have been payable to such Replaced Lender had such Replaced Lender received payment of its participation in each of the Loans and accrued interest thereon and other sums payable under the Finance Documents from the Borrower on the date of such transfer and (D) all other amounts owing or payable to such Replaced Lender under the Finance Documents, and (y) (in the case where such Replaced Lender is a Non-Consenting Lender) its consent to the waiver or amendment (that is the subject of the applicable Non-Consenting Event which constitutes such Replaced Lender as a Non-Consenting Lender), provided that (in the case of paragraph (iv)) if a Lender has split the votes attributable to its Commitment(s) in respect of any Facility or any participation in any Loan(s) under any Facility in accordance with paragraph (f) of Clause 25.7 (Majority Lenders’ instructions) (a Splitting Lender), (1) such Splitting Lender shall be deemed (for the purposes of paragraphs (d) to (f)) to constitute different Lenders (each a Split Vote Lender), each holding its Split Commitment in respect of each Facility and its Split Participation in respect of each Loan in accordance with paragraph (f) of Clause 25.7 (Majority Lenders’ instructions), and (2) if any Split Vote Lender constitutes a Non-Consenting Lender (by virtue of such Split Vote Lender, in its capacity as Lender holding such Split Vote Lender’s Split Commitment in respect of any Facility and/or Split Participation in any Loan, not consenting to any applicable waiver or amendment), any replacement of such Split Vote Lender shall be limited to a transfer of all of the rights and obligations of such Split Vote Lender under this Agreement (for the avoidance of doubt, which rights and obligations are attributable to the Split Commitment of such Split Vote Lender in respect of each Facility and the Split Participation of such Split Vote Lender in respect of each Loan), and shall not include a transfer of the rights or obligations of any other Split Vote Lender under this Agreement notwithstanding that such other Split Vote Lender may be the same entity as such first-mentioned Split Vote Lender being replaced.

(e)

The replacement of a Replaced Lender and the transfer of rights and obligations of such Replaced Lender to the applicable Replacement Lender pursuant to paragraph (d) above shall be subject to the following conditions:

(i)	the Borrower shall have no right to replace the Agent;

(ii)	none of the Finance Parties (including without limitation such Replaced Lender) shall have any obligation to find a Replacement Lender;

(iii)

in no event shall such Replaced Lender be required to pay, account for or surrender to such Replacement Lender for any amount (including without limitation any fees) received or recovered by such Replaced Lender pursuant to the Finance Documents prior to or in respect of any time prior to such transfer (except if any portion of such recovered amount is attributable to any amount receivable by such Replacement Lender after the date of such transfer from such Replaced Lender to such Replacement Lender);

(iv)

such Replaced Lender shall not be obliged to make such transfer or execute any Transfer Certificate in respect of such transfer unless it is satisfied (acting reasonably) that it has completed all “know your customer” and other similar procedures that it is required to conduct in relation to such transfer to such Replacement Lender (and the Replaced Lender shall perform such procedures as soon as reasonably practicable following delivery of a Replacement Notice to it in respect of such transfer and shall notify the Agent and the Borrower when it is satisfied that it has completed such procedures);

(v)

such Replaced Lender shall not be required to make any such transfer to the extent that such transfer is, or would be reasonably likely to result, in breach of or non-compliance with any applicable law or regulation, or any rules or regulations of any applicable securities exchange applicable to such Replaced Lender or such Replacement Lender; and

(vi)	such Replaced Lender shall only be obliged to make such transfer if:

(A)

in the case of paragraph (d)(i), (d)(ii) or (d)(iii), at the time of such transfer the circumstance giving rise to such requirement for increased payments to such Replaced Lender under Clause 12.2 (Tax gross-up) or such indemnification in favour of such Replaced Lender under Clause 12.3 (Tax indemnity) or Clause 13 (Increased Costs) or the Borrower’s obligation to repay any Loan in accordance with Clause 7.1 (Illegality) (as the case may be) is continuing;

(B)

in the case of paragraph (d)(iv), such transfer is to be made no later than 30 days after the date on which the Non-Consenting Event constituting such Replaced Lender a Non-Consenting Lender first arose, and such Non-Consenting Event is continuing at the time of such transfer; or

(C)	in the case of paragraph (d)(v), such Replaced Lender continues to be a Defaulting Lender.

(f)	In the event that:

(i)	the Borrower or the Agent (at the request of the Borrower) has requested the Lenders to consent to a waiver or amendment of any provisions of the Finance Documents;

(ii)	the waiver or amendment in question requires the consent of all the Lenders; and

(iii)	the Super Majority Lenders have consented to such waiver or amendment,

then any Lender who does not and continues not to consent to such waiver or amendment shall be deemed a Non-Consenting Lender and such event shall be a Non-Consenting Event.

7.6	Change of control

(a)	Upon the occurrence of a Change of Control:

(i)	the Borrower shall promptly notify the Agent upon becoming aware of that event; and

(ii)	(irrespective of whether the Borrower has complied with paragraph (i) above):

(A)	no Lender shall be obliged to participate in the making of any Loan in any Facility; and

(B)

if the Majority Lenders so require, the Agent shall, by not less than 30 days’ notice to the Borrower, cancel the Facilities and declare all outstanding Loans, together with accrued interest and any Break Costs, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facilities (and the Commitment of each Lender for each Facility) will be cancelled and all of the outstanding Loans, together with accrued interest and any Break Costs, and all other amounts accrued under the Finance Documents will become immediately due and payable.

(b)

For the purpose of paragraph (a) above, Change of Control means any person or group of persons acting in concert (other than any person or group of persons acting in concert who already control the Borrower as at the date of this Agreement (the Existing Controllers)) gains direct or indirect control of the Borrower. For the purpose of this definition:

(i)

acting in concert means, a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in the Borrower by any of them, either directly or indirectly, to obtain or consolidate control of the Borrower; and

(ii)	control of a person means the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(A)	cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of that person;

(B)	appoint or remove all, or the majority, of the directors or other equivalent officers of that person; or

(C)	give directions with respect to the operating and financial policies of that person with which the directors or other equivalent officers of that person are obliged to comply.

7.7	Restrictions

(a)

Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	The Borrower may not re-borrow any part of Facility A which is prepaid.

(d)

Unless a contrary indication appears in this Agreement, any part of Facility B which is prepaid or repaid may be re-borrowed during the Facility B Availability Period in accordance with the terms of this Agreement.

(e)

The Borrower shall not repay or prepay all or any part of the Loans or cancel or reduce all or any part of the Commitments or Available Commitments of the Lenders for any Facility except at the times and in the manner expressly provided for in this Agreement.

(f)	Subject to Clause 2.3 (Increase), no amount of the Total Commitments cancelled or reduced under this Agreement may be subsequently reinstated.

(g)	If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

(h)

Any prepayment or repayment of a Loan or any part thereof (other than a prepayment or repayment pursuant to Clause 7.1 (Illegality) or Clause 7.5 (Right of repayment and cancellation in relation to a single Lender)) shall be applied pro rata to each Lender’s participation in that Loan.

(i)

If all or part of any Lender’s participation in a Loan under any Facility is repaid or prepaid and is not available for redrawing (other than by reason of the operation of Clause 4.2 (Further conditions precedent)), an amount of that Lender’s Commitment in respect of that Facility (equal to the amount of such Lender’s participation in such Loan which is so repaid or prepaid) will be deemed to be cancelled on the date of such repayment or prepayment.

8.	INTEREST

8.1	Calculation of interest

The rate of interest on each Loan at any time during an Interest Period relating thereto is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	LIBOR for such Loan and such Interest Period.

8.2	Payment of interest

On the last day of each Interest Period relating to a Loan the Borrower shall pay accrued interest on such Loan.

8.3	Default interest

(a)

If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on such Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 1% per annum higher than the rate which would have been payable if such Unpaid Sum had, during the period of non-payment, constituted a Loan in the currency of such Unpaid Sum for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Borrower on demand by the Agent.

(b)	If any Unpaid Sum consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)	the rate of interest applying to that Unpaid Sum during that first Interest Period shall be 1% per annum higher than the rate which would have applied if that Unpaid Sum had not become due.

(c)

Default interest (if unpaid) arising on any Unpaid Sum will be compounded with that Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

8.4	Notification of rates of interest

The Agent shall promptly notify the Lenders and the Borrower of the determination of a rate of interest under this Agreement.

9.	INTEREST PERIODS

9.1	Selection of Interest Periods

(a)	Subject to the provisions of this Agreement:

(i)	the Borrower may select an Interest Period for any Loan in the Utilisation Request for such Loan or (if such Loan is a Facility A Loan which has already been borrowed) in a Selection Notice;

(ii)	each Selection Notice in respect of an Interest Period for any Facility A Loan is irrevocable and must be delivered to the Agent by the Borrower by the Specified Time;

(iii)

if the Borrower fails to deliver a Selection Notice to the Agent in accordance with paragraph (a)(ii) above in relation to any Interest Period for a Facility A Loan, such Interest Period will, subject to paragraph (b), be the same as the preceding Interest Period applicable to that Facility A Loan; and

(iv)

the Borrower may (pursuant to paragraph (a)(i)) select an Interest Period for any Loan of one, three or six Month(s) or any other period agreed between the Borrower and the Agent (acting on the instructions of all the Lenders that have any participation in that Loan).

(b)	No Interest Period for any Loan shall extend beyond the Final Maturity Date. The Borrower may select an Interest Period of less than one Month ending on the Final Maturity Date.

(c)

Prior to the Syndication Date, an Interest Period for a Loan shall be one Month or such other period as the Agent (acting on the instructions of all the Lenders that have any participation in that Loan) and the Borrower may agree and any Interest Period which would otherwise end during the Month preceding or extend beyond the Syndication Date shall end on the Syndication Date.

(d)

Each Interest Period for a Facility A Loan shall start on the Utilisation Date for such Loan or (if such Facility A Loan has already been made) on the last day of the preceding Interest Period relating to such Loan.

(e)

The first Interest Period for the second or any subsequent Facility A Loan (each a Subsequent Loan) shall end on the last day of the Interest Period then current (or commencing) for each other Facility A Loan which is then outstanding when that Subsequent Loan is made.

(f)	A Facility B Loan has one Interest Period only and such Interest Period shall start on the Utilisation Date of that Facility B Loan.

9.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is no such next Business Day in that calendar month).

9.3	Consolidation and division of Facility A Loans

(a)

If two or more Interest Periods relating to Facility A Loans end on the same date, then those Facility A Loans will, unless the Borrower specifies to the contrary in the Selection Notice for the immediately following Interest Period for any such Facility A Loan, be consolidated into, and treated as, a single Facility A Loan on the last day of such first mentioned Interest Periods.

(b)

Subject to Clause 4.3 (Maximum number of Loans) and Clause 5.3 (Currency and amount), if the Borrower requests in a Selection Notice (delivered in respect of a Facility A Loan in accordance with Clause 9.1 (Selection of Interest Periods)) that such Facility A Loan be divided into two or more Facility A Loans, then such first-mentioned Facility A Loan will, on the last day of the current Interest Period relating thereto, be so divided into such number of Facility A Loans (as specified in such Selection Notice) each in such outstanding principal amount as specified in such Selection Notice, provided that the aggregate of such outstanding principal amounts so specified is equal to the outstanding principal amount of such first-mentioned Facility A Loan immediately before such division.

10.	CHANGES TO THE CALCULATION OF INTEREST

10.1	Unavailability of Screen Rate

(a)

Interpolated Screen Rate: If no Screen Rate is available for LIBOR for any Loan and any Interest Period relating thereto, the applicable LIBOR for such Loan and such Interest Period shall be equal to the Interpolated Screen Rate for such Loan and a period equal in length to such Interest Period.

(b)

Reference Bank Rate: If no Screen Rate is available for LIBOR for any Loan and any Interest Period relating thereto and it is not possible to calculate the Interpolated Screen Rate for such Loan and such Interest Period, LIBOR for such Loan and such Interest Period shall be equal to the Reference Bank Rate as of the Specified Time and for such Loan and a period equal in length to such Interest Period.

(c)

Cost of funds: If paragraph (b) above applies but no Reference Bank Rate is available for such Loan and such Interest Period, there shall be no LIBOR for that Loan and that Interest Period and Clause 10.4 (Cost of funds) shall apply to that Loan for that Interest Period.

10.2	Calculation of Reference Bank Rate

(a)

Subject to paragraph (b) below, if LIBOR for any Loan and any Interest Period relating thereto is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time, the Reference Bank Rate for such Loan and such Interest Period shall be calculated on the basis of the quotations of the remaining Reference Banks.

(b)

If at or about noon (London time) on the Quotation Day in respect of any Interest Period for any Loan, none or only one of the Reference Banks supplies a quotation for determining the Reference Bank Rate for such Loan and such Interest Period, there shall be no Reference Bank Rate for such Loan and such Interest Period.

10.3	Market disruption

If before 5pm in Hong Kong on the Business Day immediately following the Quotation Day for an Interest Period for a Loan, the Agent receives notifications from a Lender or Lenders (whose participations in that Loan exceed 40% of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of LIBOR for that Loan and that Interest Period, then Clause 10.4 (Cost of funds) shall apply to that Loan for that Interest Period.

10.4	Cost of funds

(a)

If this Clause 10.4 applies to any Loan and any Interest Period relating thereto, the rate of interest on each Lender’s share of such Loan for such Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)

the rate notified to the Agent by that Lender as soon as practicable and in any event within five Business Days before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select and if any such percentage rate per annum is less than zero, then such percentage rate per annum shall be deemed to be zero.

(b)

If this Clause 10.4 applies and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

10.5	Break Costs

(a)

The Borrower shall, within ten Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or any Unpaid Sum being paid by or recovered from the Borrower on a day other than the last day of an Interest Period for that Loan or that Unpaid Sum.

(b)

Each Finance Party shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs in relation to any Loan or any Unpaid Sum and any Interest Period relating thereto.

11.	FEES

11.1	Commitment fee

(a)

The Borrower shall, in respect of Facility B, pay to the Agent (for the account of each Lender) a commitment fee in US dollars computed and accruing on a daily basis at the rate of **% per annum on that Lender’s Facility B Available Commitment on each day of the Facility B Commitment Fee Accrual Period. For such purposes:

(i)

Facility B Commitment Fee Accrual Period means the period commencing from (and including) the date falling three Months of the date of this Agreement to (and including) the last day of the Facility B Availability Period; and

(ii)

such commitment fee accruing in favour of any Lender in respect of any day during the Facility B Availability Period shall be calculated on such Lender’s Facility B Available Commitment as at 5 p.m. in Hong Kong on such day (or, if any such day is not a Business Day, at 5 p.m. in Hong Kong on the immediately preceding Business Day).

(b)	The accrued commitment fee under paragraph (a) is payable in arrears:

(i)	on the last day of each successive period of three Months which ends during the Facility B Commitment Fee Accrual Period;

(ii)	on the Final Maturity Date; and

(iii)	if a Lender’s Facility B Commitment is reduced to zero before the last day of the Facility B Availability Period, on the day on which such reduction to zero becomes effective.

(c)	No commitment fee is payable to the Agent (for the account of any Lender) on any Facility B Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

11.2	Arrangement fee

The Borrower shall pay to the Agent (for the account of the relevant Administrative Parties) an arrangement fee in the amounts and at the times agreed in a Fee Letter.

11.3	Agency fee

The Borrower shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

12.	TAX GROSS UP AND INDEMNITIES

12.1	Definitions

(a)	In this Agreement:

Tax Credit means a credit against, relief or remission for, or repayment of any Tax.

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

Tax Payment means an increased payment made by the Borrower to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

(b)	Unless a contrary indication appears, in this Clause 12 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

12.2	Tax gross-up

(a)

All payments to be made by the Borrower to any Finance Party under any of the Finance Documents shall be made free and clear of and without any Tax Deduction unless the Borrower is required to make a Tax Deduction, in which case the sum payable by the Borrower (in respect of which such Tax Deduction is required to be made) shall be increased to the extent necessary to ensure that such Finance Party receives a sum net of any deduction or withholding equal to the sum which it would have received had no such Tax Deduction been made or required to be made.

(b)

The Borrower shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable by the Borrower to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower.

(c)

If the Borrower is required to make a Tax Deduction, the Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(d)

Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Agent for the Finance Party entitled to the payment (to which such Tax Deduction relates) evidence reasonably satisfactory to that Finance Party that such Tax Deduction has been made or (as applicable) any appropriate payment has been paid to the relevant taxing authority.

(e)	The Agent shall not have any duty or obligation to facilitate the making of any Tax Deduction by the Borrower.

12.3	Tax indemnity

(a)

Without prejudice to Clause 12.2 (Tax gross-up), if any Finance Party is required to make any payment of or on account of Tax on or in relation to any sum received or receivable under any of the Finance Documents (including any sum deemed for purposes of Tax to be received or receivable by such Finance Party whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party, the Borrower shall, within ten Business Days of demand of the Agent, indemnify each Finance Party which suffers a loss or liability as a result against such payment or liability, together with any interest, penalties, costs and expenses payable or incurred in connection therewith, provided that this Clause 12.3 shall not apply to:

(i)

any Tax imposed on and calculated by reference to the net income actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which such Finance Party is incorporated;

(ii)

any Tax imposed on and calculated by reference to the net income of the Facility Office of such Finance Party actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which its Facility Office is located; or

(iii)	to the extent a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 12.2 (Tax gross-up);

(B)	would have been so compensated but was not so compensated solely because one or more of the exclusions contained in Clause 12.2 (Tax gross-up);

(iv)	any FATCA Deduction required to be made by a Party; or

(v)	is compensated for by Clause 12.5 (Stamp taxes) or Clause 12.6 (Indirect Tax).

(b)

A Finance Party (other than the Agent) intending to make a claim under paragraph (a) shall notify the Agent of the event giving rise to such claim, whereupon the Agent shall notify the Borrower thereof.

(c)	A Finance Party shall, on receiving a payment from the Borrower under this Clause 12.3, notify the Agent.

12.4	Tax Credit

If the Borrower makes a Tax Payment in respect of a Finance Party and that Finance Party (acting in good faith) determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained and utilised that Tax Credit,

that Finance Party shall pay an amount to the Borrower which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Borrower.

12.5	Stamp taxes

The Borrower shall:

(a)

promptly (and in any event, within any applicable deadline or grace period required or permitted by applicable law or regulation) pay all stamp duty, registration and other similar Taxes payable in respect of any Finance Document; and

(b)

within ten Business Days of demand, indemnify each Finance Party against any cost, loss or liability which that Finance Party incurs in relation to any or all stamp duty, registration and/or other similar Taxes paid or payable in respect of any Finance Document.

12.6	Indirect Tax

(a)

All amounts set out or expressed in any Finance Document to be payable by any Party to a Finance Party shall be deemed to be exclusive of any Indirect Tax. If any Indirect Tax is chargeable on any supply made by any Finance Party to any Party under or in connection with any Finance Document, that Party shall pay to such Finance Party (in addition to and at the same time as paying the consideration for such supply) an amount equal to the amount of such Indirect Tax.

(b)

Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify that Finance Party against all Indirect Tax incurred by that Finance Party in respect of such costs or expenses to the extent that such Finance Party reasonably determines that it is not entitled to credit or repayment in respect of such Indirect Tax.

12.7	FATCA information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party as soon as reasonably practicable.

(c)

Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides such requested confirmation, forms, documentation or other information.

(e)

If the Borrower is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:

(i)	where the Borrower is a US Tax Obligor and such Lender is an Original Lender, the date of this Agreement;

(ii)

where the Borrower is a US Tax Obligor on a Transfer Date and such Lender is a New Lender (in respect of any assignment or transfer by an Existing Lender to such New Lender), the Transfer Date in respect of such assignment or transfer;

(iii)	the date a new US Tax Obligor accedes as a borrower in respect of any Facility; or

(iv)	where the Borrower is not a US Tax Obligor, the date of a request from the Agent,

supply to the Agent:

(A)	a withholding certificate on Form W-8, Form W-9 or any other relevant form; or

(B)	any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)	The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the Borrower.

(g)

If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for that Lender to do so (in which case that Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrower.

(h)

The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Agent shall not be liable for any action taken by it under or in connection with paragraph (e), (f) or (g) above.

(i)

Without prejudice to any other term of this Agreement, if a Lender fails to supply any withholding certificate, withholding statement, document, authorisation, waiver or information in accordance with paragraph (e) above, or any withholding certificate, withholding statement, document, authorisation, waiver or information provided by a Lender to the Agent is or becomes materially inaccurate or incomplete, then such Lender shall indemnify the Agent, within three Business Days of demand, against any cost, loss, Tax or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (including any related interest and penalties) in acting as Agent under the Finance Documents as a result of such failure.

12.8	FATCA Deduction

(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of that payment for that FATCA Deduction.

(b)

Each Party shall as soon as reasonably practicable, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), and in any case at least three Business Days prior to making a FATCA Deduction, notify the Party to whom it is making the payment (to which such FATCA Deduction relates) and, in addition, on or prior to the day on which it notifies that Party, shall also notify the Borrower, the Agent and the other Finance Parties.

13.	INCREASED COSTS

13.1	Increased Costs

(a)

Subject to Clause 13.3 (Exceptions), the Borrower shall, within ten Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation;

(ii)	compliance with any law or regulation made, enacted, issued or put into effect after the date of this Agreement; or

(iii)	the implementation or application of, or compliance with, Basel III or CRD IV or any law or regulation that implements or applies Basel III or CRD IV.

The terms “law” and “regulation” in this paragraph (a) shall include, without limitation, any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(b)	In this Agreement:

(i)	Basel II means the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004.

(ii)	Basel III means:

(A)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(B)

the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(C)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”;

(iii)	CRD IV means EU CRD IV and UK CRD IV;

(iv)	EU CRD IV means:

(A)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(B)

Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC;

(v)	Increased Costs means:

(A)	a reduction in the rate of return from the Facility (or any part thereof) or on a Finance Party’s (or its Affiliate’s) overall capital;

(B)	an additional or increased cost; or

(C)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to the undertaking, funding or performance by that Finance Party of any of its obligations under any Finance Document or any participation of that Finance Party in any Loan or Unpaid Sum.

(vi)	UK CRD IV means:

(A)

Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 as it forms part of the domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (the Withdrawal Act);

(B)

the law of the United Kingdom or any part of it, which immediately before IP completion day (as defined in the European Union (Withdrawal Agreement) Act 2020 (WAA)) implemented Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and its implementing measures;

(C)

direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day (as defined in the WAA) implemented EU CRD IV as it forms part of domestic law of the United Kingdom by virtue of the Withdrawal Act; and

(D)

any law or regulation of the United Kingdom which introduces into domestic law of the United Kingdom a provision which is equivalent to a provision set out in EU CRD IV and/or implements Basel III standards.

13.2	Increased Cost claims

(a)

A Finance Party (other than the Agent) intending to make a claim pursuant to Clause 13.1 (Increased Costs) shall notify the Agent of the event giving rise to such claim, following which the Agent shall promptly notify the Borrower.

(b)

Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs in respect of any claim made by such Finance Party under Clause 13.1 (Increased Costs).

13.3	Exceptions

Clause 13.1 (Increased Costs) does not apply to any Increased Cost to the extent such Increased Cost is:

(a)	attributable to a Tax Deduction that is required by law to be made by the Borrower and that is already compensated for by Clause 12.2 (Tax gross-up);

(b)	attributable to a FATCA Deduction required to be made by a Party;

(c)

compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (a) of Clause 12.3 (Tax indemnity) applied);

(d)

attributable to the implementation or application of or compliance with (i) Basel II or (ii) to the extent quantifiable as at the date of this Agreement, Basel III, CRD IV or any other law or regulation which implements Basel II, Basel III or CRD IV (whether such implementation, application or compliance is by a government, regulator, a Finance Party or any of its Affiliates or otherwise); or

(e)	incurred by a Finance Party or an Affiliate of a Finance Party and is attributable to the wilful breach by such Finance Party or such Affiliate of any law or regulation.

14.	MITIGATION BY THE LENDERS

14.1	Mitigation

(a)

Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax Gross Up and Indemnities) or Clause 13 (Increased Costs) including transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of the Borrower under the Finance Documents.

14.2	Limitation of liability

(a)

The Borrower shall indemnify each Finance Party, within ten Business Days of demand, for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 14.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 14.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

14.3	Conduct of business by the Finance Parties

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any such claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

15.	OTHER INDEMNITIES

15.1	Currency indemnity

(a)

If any sum due from the Borrower under any or all of the Finance Documents (a Sum), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the First Currency) in which that Sum is payable into another currency (the Second Currency) for the purpose of:

(i)	making or filing a claim or proof against the Borrower; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Borrower shall as an independent obligation, within ten Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of such conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt or recovery of that Sum.

(b)	The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

15.2	Other indemnities

The Borrower shall, within ten Business Days of demand, indemnify each of the Finance Parties against any cost, loss or liability incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

(b)	the Information Memorandum or any other information produced or approved by the Borrower being or being alleged to be misleading and/or deceptive in any material respect;

(c)

any enquiry, investigation, subpoena (or similar order) or legal or arbitral proceedings with respect to the Borrower or with respect to any transactions contemplated or financed under any Finance Document;

(d)

a failure by the Borrower to pay any amount due under a Finance Document on its due date and in the currency in which such amount is due, including any cost, loss or liability arising as a result of Clause 26 (Sharing among the Finance Parties);

(e)

funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(f)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

15.3	Indemnity to the Agent

The Borrower shall promptly (and in any event within ten Business Days of demand) indemnify the Agent against:

(a)	any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(i)	investigating any event which it reasonably believes is a Default;

(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; and/or

(iii)

instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement, provided that if such instructions are to be given by the Agent to such persons, so long as no Default is or might reasonably be expected to be continuing, the Agent shall have given prior notice to the Borrower of its intention to give such instructions; and/or

(b)	any cost, loss or liability incurred by the Agent (other than by reason of the Agent’s gross negligence or wilful misconduct) in acting as Agent under the Finance Documents.

16.	COSTS AND EXPENSES

16.1	Transaction expenses

The Borrower shall within ten Business Days of demand pay each of the Administrative Parties the amount of all reasonable and documented out-of-pocket costs and expenses (including legal fees) reasonably incurred by any or all of the Administrative Parties in connection with the negotiation, preparation, printing, execution, delivery and syndication of:

(a)	this Agreement and/or any other documents referred to in this Agreement; and/or

(b)	any other Finance Documents executed after the date of this Agreement.

16.2	Amendment costs

If (a) the Borrower requests an amendment, waiver or consent, (b) an amendment is required pursuant to Clause 27.10 (Change of currency) or (c) any amendment or waiver is contemplated or agreed pursuant to or in connection with Clause 33.5 (Replacement of Screen Rate), the Borrower shall, within ten Business Days of demand, reimburse the Agent for the amount of all reasonable and documented out-of-pocket costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with or implementing that request, requirement or actual or contemplated agreement.

16.3	Enforcement costs

The Borrower shall, within five Business Days of demand, pay to each Finance Party the amount of all documented out-of-pocket costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under any Finance Document.

17.	REPRESENTATIONS

The Borrower makes the representations and warranties set out in this Clause 17 to each Finance Party on the date of this Agreement.

17.1	Status

(a)	It is an exempted company, duly incorporated, validly existing and in good standing under the laws of the Cayman Islands.

(b)	Each of it and its Material Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

(c)	It is acting as principal for its own account and not as agent or trustee in any capacity on behalf of any other person in relation to the Finance Documents.

17.2	Binding obligations

The obligations expressed to be assumed by it in each Finance Document are (subject to the Legal Reservations) legal, valid, binding and enforceable obligations.

17.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Document(s) do not and will not:

(a)	subject to the Legal Reservations, conflict with any law or regulation applicable to it;

(b)	conflict with its constitutional documents; or

(c)

conflict with any agreement or instrument binding upon it or any of its Subsidiaries or any of its or its Subsidiaries’ assets where such conflict has or would reasonably be expected to have a Material Adverse Effect.

17.4	Power and authority

(a)

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents and the transactions contemplated by the Finance Documents.

(b)	No limit on its powers will be exceeded as a result of the borrowing contemplated by the Finance Documents.

17.5	Validity and admissibility in evidence

All Authorisations required:

(a)	(subject to the Legal Reservations) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents;

(b)	(subject to the Legal Reservations) to make the Finance Documents admissible in evidence in its Relevant Jurisdictions; and/or

(c)	for it and its Material Subsidiaries to carry on their respective business, if failure to obtain or effect such Authorisation has or would reasonably be expected to have a Material Adverse Effect,

have been obtained or effected and are in full force and effect (or will be when required), save for any Authorisation that is not required to be in effect under applicable law or regulation and under the applicable Finance Documents at the time when the representation and warranty under this Clause 17.5 is made or deemed to be made, in which case such Authorisation will, by the earlier of (i) the time such Authorisation is required to be obtained or effected under applicable law or regulation and (ii) the time required under the applicable Finance Documents, be obtained or effected and will thereafter be in full force and effect.

17.6	Governing law and enforcement

Subject to the Legal Reservations:

(a)	the choice of the laws of Hong Kong as the governing law of each Finance Document will be recognised and enforced in its Relevant Jurisdictions; and

(b)	any judgment obtained in Hong Kong in relation to any Finance Document will be recognised and enforced in its Relevant Jurisdictions.

17.7	Deduction of Tax

As at the date of this Agreement, it is not required under the law applicable where it is incorporated or resident or at its address specified in this Agreement to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

17.8	No filing or stamp taxes

Under the law of its Relevant Jurisdictions it is not necessary that any of the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to any or all of the Finance Documents or the transactions contemplated by the Finance Documents except that:

(a)	Cayman Islands stamp duty will be payable on a Finance Document if that Finance Document is executed in, brought into, or produced before, the Cayman Islands; and

(b)	filing with (and reporting to) NDRC in respect of the Facilities as foreign debt, which shall be effected when so required.

17.9	No default

(a)	No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b)

No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which any asset of it or any of its Subsidiaries is subject to an extent or in a manner which has or would reasonably be expected to have a Material Adverse Effect.

17.10	No misleading information

(a)

Any written factual information contained in or provided by or on behalf of the Borrower for the purposes of the Information Memorandum was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)

Nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the Information Memorandum being untrue or misleading in any material respect.

(c)

All written (including by way of electronic mail or other electronic means) information (other than the Information Memorandum) supplied by or on behalf of the Borrower in connection with the Finance Documents is true, complete and accurate in all material respects as at the date it was given or (if any) as at the date it is stated and is not misleading in any material respect.

17.11	Financial statements

(a)

Its financial statements most recently supplied to the Agent (which, as at the date of this Agreement, are its Original Financial Statements) were prepared in accordance with GAAP consistently applied save to the extent expressly disclosed in such financial statements.

(b)

Its financial statements most recently supplied to the Agent (which, as at the date of this Agreement, are its Original Financial Statements) give a true and fair view of (if audited) or fairly represent (if unaudited) the consolidated financial condition and operations of the Group as at the end of and during the applicable period to which such financial statements relate, save to the extent expressly disclosed in such financial statements.

(c)

At the date of this Agreement, there has been no material adverse change in its business or financial condition or the business or consolidated financial condition of the Group (taken as a whole) since 31 December 2020.

17.12	Pari passu ranking

Subject to any applicable Legal Reservations, its payment obligations under the Finance Documents rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors (including the claims of any creditor in respect of any Senior Debt), except for obligations mandatorily preferred by law applying to companies generally.

17.13	No proceedings pending or threatened

No litigation, arbitration, investigation or administrative proceedings of or before any court, arbitral body or agency which if adversely determined, would reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened in writing, or are pending, against it or any of its Subsidiaries.

17.14	Authorised signatures

Any person specified as its authorised signatory under Schedule 2 (Conditions Precedent) or paragraph (c)(iii) of Clause 18.4 (Information: miscellaneous) (in each case, to the extent not replaced as notified by the Borrower pursuant to paragraph (c)(iii) of Clause 18.4 (Information: miscellaneous)) is authorised to sign notices on its behalf (including any Utilisation Requests and Selection Notices).

17.15	Sanctions, anti-money laundering and anti-corruption

(a)

None of the Borrower, any other Group Member, any director or officer, or any employee or Affiliate, of the Borrower or any other Group Member or (to the knowledge of the Borrower) any agent of the Borrower or any other Group Member is an individual or entity (Person) that is, or is owned or controlled by Persons that are, (i) the target of any Sanctions, or (ii) located, organised or resident in a country or territory that is, or whose government is, the target of Sanctions, including, without limitation, currently, the Crimea region, Cuba, Iran, North Korea, Sudan and Syria.

(b)

None of the Borrower, nor to the knowledge of the Borrower, any director, officer, agent, employee, Affiliate or other person acting on behalf of the Borrower or any other Group Member is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of any applicable anti-bribery law, including but not limited to, the United Kingdom Bribery Act 2010 (the UK Bribery Act) and the U.S. Foreign Corrupt Practices Act of 1977 (the FCPA). Furthermore, the Borrower and, to the knowledge of the Borrower, its Affiliates have conducted their businesses in compliance with the UK Bribery Act, the FCPA and similar laws, rules or regulations and have instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(c)

The operations of the Borrower and (after making all reasonable enquiries) any other Group Member and their Affiliates are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Agency having jurisdiction over the Borrower or any of its other Subsidiaries or their respective Affiliates (collectively, the Money Laundering Laws) and no action, suit or proceeding by or before any court or Governmental Agency, authority or body or any arbitrator involving the Borrower or any other Group Member or their respective Affiliates with respect to the Money Laundering Laws is pending or, to the best knowledge of the Borrower, threatened in writing.

17.16	List of Material Subsidiaries

The list of Material Subsidiaries delivered to the Agent pursuant to Clause 4.1 (Initial conditions precedent) is true, complete and accurate as at 31 December 2020.

17.17	Repetition

(a)	The Repeating Representations are deemed to be made by the Borrower on:

(i)	the date of each Utilisation Request;

(ii)	each Utilisation Date; and

(iii)	the first day of each Interest Period relating to any Loan,

in each case by reference to the facts and circumstances then existing (except that (for the avoidance of doubt) any representation or warranty that is expressed to be made by reference to the facts and circumstances existing as at a specific date shall be made by reference to the facts and circumstances existing as at such specific date).

(b)	The representations and warranties in paragraphs (a) and (b) of Clause 17.10 (No misleading information) shall be deemed to be made on the Syndication Date.

(c)

The representations and warranties set out in paragraphs (a) and (b) of Clause 17.11 (Financial statements) in respect of any financial statements shall only be made once in respect of each set of financial statements, and (save in the case of the Original Financial Statements) for such purposes shall be deemed made on the date such financial statements are delivered.

18.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 18 remain in force from the date of this Agreement for so long as any amount is outstanding under any of the Finance Documents or any Commitment in respect of any Facility (or any commitment represented thereby) is in force.

18.1	Financial statements

The Borrower shall supply or procure the supply to the Agent in sufficient copies for all the Lenders:

(a)

as soon as the same become available, but in any event within 120 days after the end of each of its Financial Years (or such longer period for the release of such financial statements as permitted under the requirements of the listing rules or other regulations of NASDAQ or the Hong Kong Stock Exchange as applicable to the Borrower), the audited consolidated financial statements of the Borrower for that Financial Year audited by an independent firm of certified public accountants (which shall be one of the Auditors); and

(b)

as soon as the same become available, but in any event within 90 days (or such longer period for the release of such financial statements as permitted under the requirements of the listing rules or other regulations of NASDAQ or the Hong Kong Stock Exchange as applicable to the Borrower) after the end of each of the first Financial Half Year of each Financial Year, the unaudited consolidated financial statements of the Borrower for that Financial Half Year, provided that, such financial statements shall be deemed to be so delivered upon being posted onto any electronic website of (i) the U.S. Securities and Exchange Commission, (ii) NASDAQ; (iii) the Hong Kong Stock Exchange; and/or (iv) the Borrower that is accessible to the public so long as the link of the relevant website page is provided to the Agent.

18.2	Compliance Certificate

(a)

The Borrower shall supply to the Agent, with each set of financial statements delivered under Clause 18.1 (Financial statements) (or, in the case such financial statements have been deemed delivered, promptly (and in any case within five Business Days following the first posting of the relevant financial statements on the applicable publicly accessible website)), a Compliance Certificate:

(i)

(on and after the first date that the financial covenants set out in Clause 19 (Financial Covenants) are required to be tested in accordance with the terms thereunder) setting out (in reasonable detail) computations as to compliance with Clause 19 (Financial Covenants) as at the date as at which (and in respect of the Relevant Period ending on the date as at which) such financial statements were prepared;

(ii)	confirming that no Default has occurred and is continuing or, if a Default is continuing, specifying the nature of such Default and the steps being taken to remedy such Default; and

(iii)	(in the case of each set of financial statements delivered under paragraph (a) of Clause 18.1 (Financial statements)):

(A)	setting out an up-to-date list of Material Subsidiaries as at the end of the Financial Year to which the financial statements relate; and

(B)	including an annotation, next to the name of each Material Subsidiary, whether such Material Subsidiary is a Core Business Group Member.

(b)	Each Compliance Certificate delivered under paragraph (a) shall be signed by an authorised signatory of the Borrower.

18.3	Requirements as to financial statements

(a)

The Borrower shall ensure that each set of its financial statements delivered (or deemed delivered) pursuant to Clause 18.1 (Financial statements) shall be certified by an authorised signatory of the Borrower as giving a true and fair view of (if audited) or fairly representing (if unaudited) the consolidated financial condition and operations of the Group as at the end of and during the applicable period to which such financial statements relate.

(b)

The Borrower shall procure that each set of its financial statements delivered (or deemed delivered) pursuant to Clause 18.1 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the relevant audited Original Financial Statements unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, accounting practices or reference periods and the Borrower or (if any auditors’ report or opinion is required in connection with such change in order to comply with the applicable law, regulation or rule, or any applicable stock exchange requirement) the auditors of the Borrower (which shall be one of the Auditors) shall deliver to the Agent:

(i)

a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which the audited Original Financial Statements were prepared; and

(ii)

sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders (A) to determine whether Clause 19 (Financial Covenants) has been complied with, (B) (in the case of each set of financial statements delivered under paragraph (a) of Clause 18.1 (Financial statements)) to determine which Group Members are Material Subsidiaries and (C) to make an accurate comparison between the financial position indicated in those financial statements and the audited Original Financial Statements.

(c)

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

(d)

If the Borrower notifies the Agent of a material change in accordance with paragraph (b) above, the Borrower and the Agent (acting in accordance with the requisite instructions of the Lenders in accordance with Clause 33 (Amendments and Waivers)) shall enter into negotiations in good faith with a view to agreeing any amendments to this Agreement which are necessary as a result of the change. To the extent practicable these amendments will be such as to ensure that the change does not result in any material alteration in the commercial effect of the obligations in this Agreement. If any amendments are agreed they shall take effect and be binding on each of the Parties in accordance with their terms. For the avoidance of doubt, no Finance Party is obligated to enter into any amendment under this paragraph (d).

18.4	Information: miscellaneous

The Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)

all documents dispatched by the Borrower to its shareholders (or any class of them) or its creditors (or any class of them) generally at the same time as they are dispatched other than any routine communication with its shareholders or any other documents despatched to its shareholders, the non-disclosure of which does not have or would not be reasonably expected to have any Material Adverse Effect;

(b)

promptly upon becoming aware of them, the details of any litigation, investigation, arbitration or administrative proceedings which are current, (or to the best of its knowledge) threatened or pending against the Borrower or any Group Member and which would, if adversely determined, reasonably be expected to have a Material Adverse Effect;

(c)	promptly:

(i)

such further information regarding the financial condition, business and operations of the Borrower and any Material Subsidiary as any Finance Party (through the Agent) may reasonably request except to the extent that:

(A)

the provision of such information to the Agent would result in any Group Member being in breach of any applicable law, regulation or rule, any applicable stock exchange requirement or duty of confidentiality, provided that such duty of confidentiality did not arise under any agreement or arrangement that is entered into by a Group Member solely for the purpose of circumventing any requirement or request under this paragraph (c); or

(B)	such information is (as reasonably determined by the Borrower) of a commercially sensitive nature; or

(ii)

such further information regarding the financial condition, business and operations relating to the Borrower or any Material Subsidiary to the extent that any Finance Party has delivered evidence to the Borrower in form and substance satisfactory to the Borrower (acting reasonably) that such information is required to be disclosed to that Finance Party (or any Affiliate thereof) in order for that Finance Party to comply with any laws and/or regulations (including any rules or requirements of any applicable court or tribunal, securities exchange or supervisory, governmental, quasi-governmental, administrative, regulatory or self-regulatory body or authority) applicable to that Finance Party or any Affiliate thereof, except that the provision of such information to the Agent would result in any Group Member being in breach of any applicable law, regulation or rule, any applicable stock exchange requirement or duty of confidentiality (provided that such duty of confidentiality did not arise under any agreement or arrangement that is entered into by a Group Member solely for the purpose of circumventing any requirement or request under this paragraph);

(iii)

promptly, notice of any change in authorised signatories of the Borrower signed by a director, company secretary or an authorised signatory (other than any authorised signatory which has been replaced or is to be replaced pursuant to a notice given by the Borrower under this paragraph (iii)) of the Borrower accompanied by specimen signatures of any new authorised signatories of the Borrower; and

(iv)	promptly, such information as the Agent may from time to time reasonably require for the performance of its obligations or the exercise of its rights under the Finance Documents.

18.5	Notification of default

(a)	The Borrower shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)

Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by an authorised signatory on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying such Default and the steps, if any, being taken to remedy it).

18.6	Use of websites

(a)

The Borrower may satisfy its obligations under this Agreement to deliver any information in relation to those Lenders (the Website Lenders) who accept this method of communication by posting this information onto an electronic website designated by the Borrower and the Agent (the Designated Website) if:

(i)	the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of such information by this method;

(ii)	both the Agent and the Borrower are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	such information is in a format previously agreed between the Borrower and the Agent.

(b)

If any Lender (a Paper Form Lender) does not agree to the delivery of information electronically then the Agent shall notify the Borrower accordingly and the Borrower shall, at its own cost, supply information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Borrower shall, at its own cost, supply the Agent with at least one copy in paper form any information required to be provided by it under this Agreement.

(c)	The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Borrower and the Agent.

(d)	The Borrower shall promptly upon becoming aware of its occurrence notify the Agent if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

(v)	it becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

(e)

If the Borrower notifies the Agent under paragraph (d)(i) or (d)(v) above, all information to be provided by the Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to such notification are no longer continuing.

18.7	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)	any change in the status of the Borrower after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any proposed assignee or transferee of any Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender (including for itself or, in the case of the event described in paragraph (iii) above, on behalf of any proposed assignee or transferee of any Lender)) in order for the Agent, such Lender or, in the case of paragraph (iii) above, any proposed assignee or transferee of any Lender to conduct any “know your customer” or other similar procedures under applicable laws and regulations.

(b)

Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to conduct any “know your customer” or other similar procedures under applicable laws and regulations.

19.	FINANCIAL COVENANTS

The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under any of the Finance Documents or any Commitment in respect of any Facility (or any commitment represented thereby) is in force.

19.1	Financial definitions

In this Agreement:

Adjusted Consolidated EBITDA means, in relation to any period, the consolidated operating profits (or losses) of the Group for such period from continuing operations:

(a)	before taking into account any revenue from business cooperation arrangements with equity investees;

(b)	excluding any share-based compensation expenses;

(c)	excluding any impairment of goodwill and intangible assets;

(d)	before deducting any amount attributable to amortisation of intangible assets and the depreciation of tangible assets; and

(e)	before taking into account any other non-cash or non-recurring items,

in each case without double counting and so that no amount shall be included or excluded more than once.

Borrowings means, at any time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of any indebtedness of all Group Members for or in respect of Financial Indebtedness, except:

(a)	any Financial Indebtedness falling within paragraph (b) of the definition of “Financial Indebtedness”;

(b)	any Hedging Indebtedness;

(c)	any Financial Indebtedness falling within paragraph (j) of the definition of “Financial Indebtedness” (to the extent relating to any of paragraphs (a) and (b) above); and

(d)

any Financial Indebtedness falling within paragraph (i) of the definition of “Financial Indebtedness” in respect of any guarantee, indemnity, bond, standby or documentary letter of credit, banker acceptances or any other instrument issued by a bank or financial institution to support indebtedness of any Group Member incurred in the ordinary course of trading, provided that 100% of the principal amount of such Financial Indebtedness is secured by at least the same amount of cash or cash equivalent investments (determined in accordance with GAAP) provided by Group Member(s), in each case (without double counting and so that no amount shall be included or excluded more than once).

Consolidated Total Debt means, in respect of the Group, at any time, the aggregate of the liabilities (whether actual or contingent) of all Group Members (on a consolidated basis) for or in respect of Borrowings but excluding, to the extent otherwise included, any such obligations to any other Group Member.

Hedging Indebtedness means any Financial Indebtedness falling within paragraph (h) of the definition of “Financial Indebtedness” (to the extent that it relates to any derivative transaction entered into hedging purpose only, excluding any derivative transaction for speculative purpose).

Leverage means, in respect of any period, the ratio of Consolidated Total Debt on the last day of that period to Adjusted Consolidated EBITDA in respect of that period.

Relevant Period means each period of 12 months ending on the last day of each Financial Half Year.

19.2	Financial condition

The Borrower shall ensure that Leverage in respect of each Relevant Period (commencing with the Relevant Period ending on the first Financial Half Year to occur after the Initial Utilisation Date) shall not exceed ****.

19.3	Financial testing

The financial covenants set out in Clause 19.2 (Financial condition) shall be calculated and tested semi-annually in respect of each Relevant Period by reference to each of the financial statements of the Borrower delivered under Clause 18.1 (Financial statements) and the Compliance Certificate relating thereto delivered pursuant to Clause 18.2 (Compliance Certificate).

20.	GENERAL UNDERTAKINGS

The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under any of the Finance Documents or any Commitment in respect of any Facility (or any commitment represented thereby) is in force.

20.1	Authorisations

The Borrower shall promptly:

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(b)	(in relation to any Authorisation falling within any of paragraphs (i) and (ii) below only) supply certified copies to the Agent of,

any Authorisation required to:

(i)	enable it to perform its obligations under the Finance Documents;

(ii)	subject to the Legal Reservations, ensure the legality, validity, enforceability or admissibility in evidence in its Relevant Jurisdictions of any Finance Document; and

(iii)	carry on its business where failure to do so would reasonably be expected to have a Material Adverse Effect.

20.2	Compliance with laws

The Borrower shall, and shall procure that each Group Member will, comply in all respects with all laws to which it may be subject, if failure so to comply would, or would reasonably be expected to, have a Material Adverse Effect.

20.3	Pari passu ranking

Subject to the Legal Reservations, the Borrower shall ensure that its payment obligations under the Finance Documents rank and continue to rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors (including any creditor in respect of any Senior Debt), except for obligations mandatorily preferred by law applying to companies generally.

20.4	Negative pledge

In this Clause 20.4, Quasi-Security means any arrangement or transaction described in paragraph (b) below.

(a)	Without prejudice to paragraph (d), the Borrower shall not, and the Borrower shall procure that no other Material Entity will, create or permit to subsist any Security over any of its assets.

(b)	Without prejudice to paragraph (d), the Borrower shall not, and the Borrower shall procure that no other Material Entity will:

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by the Borrower or any other Material Entity;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into or permit to subsist any title retention arrangement;

(iv)	enter into or permit to subsist any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

(v)	enter into or permit to subsist any other preferential arrangement having a similar effect,

in circumstances where such arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of any asset.

(c)	Subject to paragraph (d), paragraphs (a) and (b) above do not apply to:

(i)

any netting or set-off or cash-pooling arrangement entered into by the Borrower or any other Material Entity in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of any Group Member;

(ii)	any payment or close out netting or set-off arrangement pursuant to any hedging transaction entered into by the Borrower or any other Material Entity for the purpose of:

(A)	hedging any risk to which it is exposed in its ordinary course of trading; or

(B)	its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only,

excluding, in each case, any Security or Quasi-Security under a credit support arrangement in relation to any hedging transaction;

(iii)

any Security or Quasi-Security over documents of title to goods and/or goods to secure the liabilities of any Material Entity to any bank or financial institution that has issued any letter of credit (relating to the sale or purchase of such goods) in the ordinary course of trading of such Material Entity;

(iv)

any lien arising by operation of law and in the ordinary course of trading, provided that any indebtedness which is secured thereby is paid when due or contested in good faith by appropriate proceedings and properly provisioned;

(v)	any Security or Quasi-Security over or affecting any asset acquired by the Borrower or any other Material Entity after the date of this Agreement if:

(A)	that Security or Quasi-Security was not created in contemplation of the acquisition of that asset by the Borrower or, as the case may be, such Material Entity;

(B)

the maximum principal amount secured by that Security or to which such Quasi-Security relates has not been increased in contemplation of, or since, the acquisition of that asset by the Borrower or, as the case may be, such Material Entity; and

(C)	that Security or Quasi-Security is removed or discharged within 180 days of the date of acquisition of such asset by the Borrower or, as the case may be, such Material Entity;

(vi)

any Security or Quasi-Security over or affecting any asset of any Material Entity which becomes a Group Member after the date of this Agreement, where that Security or Quasi-Security is created prior to the date on which that person becomes a Group Member, if:

(A)	that Security or Quasi-Security was not created in contemplation of the acquisition of any interest in that Material Entity by any Group Member;

(B)

the maximum principal amount secured by that Security or to which that Quasi-Security relates has not increased in contemplation of or since the acquisition of any interest in that Material Entity by any Group Member; and

(C)	that Security or Quasi-Security is removed or discharged within 180 days of that Material Entity becoming a Group Member;

(vii)

any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to the Borrower or any other Material Entity in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any Material Entity;

(viii)

any Security over rental deposits in respect of any real or tangible property leased or licensed by a Material Entity in the ordinary course of trading (excluding, for the avoidance of doubt, any property leased or licensed pursuant to any Finance Lease), provided that such deposits do not exceed 12 months’ rent for such property;

(ix)

any Security or Quasi-Security arising as a result of legal proceedings being contested by any Material Entity in good faith and which is discharged within 30 days of such Security or Quasi-Security first arising;

(x)

any Security or Quasi-Security arising by operation of law in respect of Taxes being contested by any Material Entity in good faith which is discharged by no later than 30 Business Days after such Security or Quasi-Security first arose;

(xi)

any Security or Quasi-Security provided by the Borrower or any other Material Entity over cash that is the subject of any Nei Cun Wai Dai Transaction or Nei Bao Wai Dai Transaction entered into by the Borrower or, as the case may be, such other Material Entity and securing indebtedness the principal amount of which (when aggregated with the aggregate principal amount of any and all other indebtedness which has the benefit of Security or Quasi-Security given by any one or more Material Entities other than any permitted under paragraphs (c)(i) to (x) above and paragraphs (c)(xii) to (xvi) below) does not at any time exceed the lower of (A) RMB20,000,000,000 (or its equivalent in another currency or currencies) and (B) 5.0 % of the Consolidated Total Assets of the Borrower at such time;

(xii)	any Quasi-Security arising as a result of a disposal which is permitted under paragraph (b) of Clause 20.5 (Disposals) (subject to the conditions and thresholds stated in that Clause);

(xiii)	any Security or any Security or Quasi-Security pursuant to any VIE Contract;

(xiv)	any Security or Quasi-Security granted with the prior written consent of the Agent (acting on the instructions of the Majority Lenders);

(xv)

any Security or Quasi-Security created in relation to any transaction entered into by a Material Entity in the ordinary course of operating its business in line with the business strategy of such Material Entity and the creation of such Security or Quasi-Security is on arm’s length basis and does not have and would not reasonably be expected to have a Material Adverse Effect; or

(xvi)

any Security securing indebtedness the principal amount of which (when aggregated with the aggregate principal amount of any and all other indebtedness which has the benefit of Security given by any one or more Material Entities other than any permitted under paragraphs (c)(i) to (xv) above) does not at any time exceed US$75,000,000 (or its equivalent in another currency or currencies).

(d)

The Borrower shall not, and the Borrower shall procure that no other Group Member will, create or permit to subsist any Security or Quasi-Security in respect of any Equity Interest in any Material Entity or any Holding Company of any Material Entity (or any interest in any such Equity Interest), save with the prior written consent of the Agent (acting on the instructions of the Majority Lenders).

20.5	Disposals

(a)

The Borrower shall not, and the Borrower shall procure that no other Material Entity will, enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)	Subject to paragraph (c), paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

(i)	made in the ordinary course of trading of the disposing entity;

(ii)	of assets in exchange for other assets comparable or superior as to type, value and quality;

(iii)	of obsolete or redundant vehicles, plant and equipment for cash;

(iv)

made by a Material Entity in the ordinary course of operating its business, where such sale, lease, transfer or other disposal is made in accordance with the business strategy of such Material Entity and is on arm’s length basis and does not have and would not reasonably be expected to have a Material Adverse Effect;

(v)	with the prior written consent of the Agent (acting on the instructions of the Majority Lenders); or

(vi)

of any asset in any financial year of the Borrower, where the higher of the market value or consideration receivable in respect of such asset (when aggregated with the higher (in each case) of the market value or consideration receivable in respect of each other asset the subject of any other sale, lease, transfer or other disposal by any or all of the Borrower and the Material Entities during such financial year, other than any permitted under paragraphs (b)(i) to (b)(v) above) does not exceed US$75,000,000 (or its equivalent in another currency or currencies).

(c)

The Borrower shall not, and the Borrower shall procure that no Group Member will, enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer (including by way of contribution to any other entity) or otherwise dispose of any Equity Interest in any Material Entity or any Holding Company of any Material Entity (in each case, the Disposed Entity) (or, in each case, any interest in any such Equity Interest), except:

(i)	with the prior written consent of the Agent (acting on the instructions of the Majority Lenders); or

(ii)

where (A) such sale, lease, transfer or other disposal is made to the Borrower or any Core Business Group Member and (B) such Disposed Entity remains a Material Entity (or, if such Disposed Entity was a Holding Company of a Material Entity (Relevant Material Entity) but was not itself a Material Entity immediately prior to such sale, lease, transfer or other disposal, such Disposed Entity remains a Holding Company of such Relevant Material Entity) after giving effect to such sale, lease, transfer or other disposal until such Disposed Entity is no longer a Material Entity.

20.6	Merger

(a)	The Borrower shall not enter into any amalgamation, demerger, merger or corporate reconstruction.

(b)	Paragraph (a) above does not apply to any amalgamation, merger or corporate reconstruction entered into by the Borrower provided that:

(i)	the Borrower is the surviving entity of such amalgamation, merger or corporate reconstruction; and

(ii)

such amalgamation, merger or corporate reconstruction is made on a solvent basis and does not and would not be reasonably expected to have a Material Adverse Effect and no Default is continuing or would occur as a result of such amalgamation, merger or corporate reconstruction.

20.7	Change of business

The Borrower shall procure that no change is made to the general nature or scope of the business of the Group (taken as a whole) from that carried on by the Group on the date of this Agreement, to the extent that such change would reasonably be expected to, give rise to a Material Adverse Effect.

20.8	Loans and guarantees

(a)	The Borrower shall not, and the Borrower shall procure that no other Material Entity will:

(i)	make any loan or provide any form of credit or financial accommodation to, or be a creditor of any Financial Indebtedness owing by, any person; or

(ii)

give or issue, or allow to be subsisting, any guarantee or indemnity (except as required under any of the Finance Documents) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any person.

(b)	Paragraph (a)(i) above does not apply to:

(i)	any trade credit extended and any advance payment made by any Material Entity in the ordinary course of its trading activities;

(ii)	the giving of loans to any Group Member;

(iii)

any loan or credit constituted by deferred consideration payable by a third party to a Group Member pursuant to a disposal which is permitted under paragraph (b) of Clause 20.5 (Disposals) (subject to the conditions and threshold specified in that Clause), made in the ordinary course of business in the disposing entity on arm’s length basis and pursuant to usual commercial terms;

(iv)

any loan or credit pursuant to any VIE Contract (including any loan or credit to any person who is or is to become a holder of any Equity Interest in any VIE Entity for the purpose of purchasing its investment or shareholding in any VIE Entity);

(v)	any loan, credit or financial accommodation made with the prior written consent of the Agent (acting on the instructions of the Majority Lenders); or

(vi)

any loan or credit granted by any Material Entity (which loan or credit is not permitted by paragraphs (i) to (v) above) provided that (A) the aggregate outstanding principal amount of any and all loans and/or credits (including such first-mentioned loan or credit) granted by any or all Material Entities and falling within this paragraph (vi) does not at any time exceed an amount which is equal to 30% of the Consolidated Total Assets of the Borrower at such time and (B) the granting of any such loan or credit is in the ordinary course of business in line with the business strategy of such first-mentioned Material Entity and the granting of any such loan or credit is on arm’s length basis and does not have and would not reasonably be expected to have a Material Adverse Effect.

(c)	Paragraph (a)(ii) above does not apply to:

(i)	any guarantee or indemnity given by any Material Entity in favour of or in respect of obligations of another Group Member;

(ii)	any guarantee or indemnity given by a Material Entity in its ordinary course of trading;

(iii)	any guarantee or indemnity arising under any Finance Document;

(iv)

any indemnity (on customary terms) given in the ordinary course of any documentation of an acquisition, disposal or incurrence of any Financial Indebtedness by any Group Member which is permitted under any Finance Document;

(v)

guarantees and indemnities required by a court, tribunal, arbitral body or agency in connection with arbitration and other legal proceedings not otherwise being an Event of Default or would reasonably be expected to have a Material Adverse Effect;

(vi)	customary indemnities in favour of directors and officers of any Material Entity in respect of their function as such and for the usual performance of their duties;

(vii)	any guarantee and indemnity pursuant to the VIE Contracts;

(viii)	any guarantee or indemnity granted with the prior written consent of the Agent (acting on the instructions of the Majority Lenders); or

(ix)

any guarantee given by any Material Entity (which guarantee is not permitted by paragraphs (i) to (viii) above), provided that the granting of such guarantee is in the ordinary course of business in line with the business strategy of such first-mentioned Material Entity and does not have and would not reasonably be expected to have a Material Adverse Effect.

20.9	Intellectual Property

The Borrower shall, and shall procure that each other Material Subsidiary will:

(a)	preserve and maintain the subsistence and validity of any and all Intellectual Property that is necessary for the ordinary course of business of the Group (taken as a whole);

(b)	use reasonable endeavours to prevent any violation or infringement by any person of any Intellectual Property of any Material Subsidiary; and

(c)

make registrations and pay all registration fees and taxes necessary to maintain the Intellectual Property of Material Subsidiary in full force and effect and record its interest in that Intellectual Property, where failure to do so would reasonably be expected to have a Material Adverse Effect.

20.10	Core Business Coverage

(a)

The Borrower shall ensure that at all times the aggregate (without duplication) of the revenue of the Material Entities on an unconsolidated basis (excluding all items between Group Members) for the Most Recent Testing Period represents not less than 51% of the consolidated revenue of the Group for the Most Recent Testing Period.

(b)

For the purpose of this Clause 20.10, Most Recent Testing Period means, as at any time, the period of 12 months ending on the date as at which the consolidated financial statements of the Borrower most recently delivered to the Agent under Clause 18.1 (Financial statements) of this Agreement (as at such time) were prepared. For the avoidance of doubt, as at the date of this Agreement, such most recently delivered consolidated financial statements of the Borrower are the Original Financial Statements.

20.11	Anti-corruption law

No part of the proceeds of the Loans will be used, directly or indirectly, for any payments that could constitute a violation of any applicable anti-bribery law.

20.12	Sanctions

The Borrower will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Group Member, joint venture partner or other Person (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the target/subject of Sanctions or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor or otherwise).

20.13	PRC filing

(a)

The Borrower shall, by no later than 10 PRC Business Days after each Utilisation made under this Agreement, deliver to the Agent, a copy of the report to NDRC of the relevant information of the relevant Utilisation (as described and required under the NDRC Circular).

(b)	For the purpose of this Clause 20.13, PRC Business Days means a day (other than a Saturday or Sunday) on which banks are open for general business in the PRC.

20.14	Green undertakings

(a)	The Borrower shall comply in all respects with the Green Loan Principles Memorandum.

(b)

The Borrower shall, within five Business Days of demand, pay to the Green Loan Coordinator, any costs and expenses reasonably and actually incurred by it in connection with the administration of the Green Loan and in performing its functions as the Green Loan Coordinator, provided that such costs and expenses shall be incurred with the consent of the Borrower.

21.	EVENTS OF DEFAULT

Each of the events or circumstances set out in Clause 21.1 (Non-payment) to Clause 21.13 (Material adverse change) is an Event of Default.

21.1	Non-payment

The Borrower does not pay on the due date any amount pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by administrative or technical error; and

(b)	payment of such amount is made within five Business Days of its due date.

21.2	Financial covenants

Any requirement of Clause 19 (Financial Covenants) is not satisfied.

21.3	Other obligations

(a)

The Borrower does not comply with any provision of the Finance Documents (other than those referred to in Clause 21.1 (Non-payment), Clause 21.2 (Financial covenants) and paragraph (a) of Clause 20.14 (Green undertakings) (except in respect of paragraph 4(d) of Schedule 8 (Green Loan Principles Memorandum)).

(b)	No Event of Default will occur in respect of such failure to comply under paragraph (a) if such failure to comply is capable of remedy and is remedied:

(i)	(in the case of paragraph 4(d) of Schedule 8 (Green Loan Principles Memorandum)), within 10 Business Days, or

(ii)	(in any other cases) within 20 Business Days,

of the earlier of (A) the Agent giving written notice to the Borrower or (B) the Borrower becoming aware of such failure to comply.

21.4	Misrepresentation

Any representation or statement made or deemed to be made by the Borrower in any or all of the Finance Documents or any other document delivered by or on behalf of the Borrower under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made, unless the underlying circumstances (if capable of remedy) are remedied within 20 Business Days of the earlier to occur of (A) the Agent giving written notice to the Borrower or (B) the Borrower becoming aware of such underlying circumstances.

21.5	Cross default

Any:

(a)	Financial Indebtedness of the Borrower or any Material Subsidiary is not paid when due nor within any originally applicable grace period;

(b)

Financial Indebtedness of the Borrower or any Material Subsidiary is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described);

(c)

commitment for any Financial Indebtedness of the Borrower or any Material Subsidiary is cancelled or suspended by a creditor of the Borrower or any Material Subsidiary as a result of an event of default (however described); or

(d)

creditor of the Borrower or any Material Subsidiary becomes entitled to declare any Financial Indebtedness of the Borrower or any Material Subsidiary due and payable prior to its specified maturity as a result of an event of default (however described), provided that:

(i)	paragraphs (a) to (d) above shall not apply to any Financial Indebtedness that is owing to a Group Member;

(ii)

paragraphs (a) to (d) above shall not apply to any Financial Indebtedness that is in respect of any derivative transaction which is terminated as a result of an event of default (however described) with respect to any counterparty or a credit support provider for or any specified entity of any counterparty rather than with respect to the Borrower or a Group Member, provided that such Financial Indebtedness is discharged within 20 Business Days of such termination event; and

(iii)

no Event of Default will occur under this Clause 21.5 if at all times the aggregate amount of Financial Indebtedness and/or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above (for any and all of the Borrower and the Material Subsidiaries) is less than the higher of (x) US$100,000,000 (or its equivalent in any other currency or currencies) and (y) 2.5% of the Total Book Equity as at such time.

21.6	Insolvency

(a)

The Borrower or any Material Subsidiary is or is declared or deemed (in each case, pursuant to applicable law) to be unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (other than any Finance Party, in such capacity) with a view to rescheduling any of its indebtedness.

(b)	A moratorium is declared in respect of any indebtedness of the Borrower or any Material Subsidiary.

21.7	Insolvency proceedings

(a)	Any corporate action, legal proceedings or other formal procedure or step is taken or occurs in relation to:

(i)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, striking-off, administration, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower, any Material Subsidiary (other than any solvent reorganisation constituted by any amalgamation, merger or corporate reconstruction entered into by any Material Subsidiary (other than the Borrower));

(ii)

a composition or arrangement with any creditor of the Borrower or any Material Subsidiary or an assignment for the benefit of creditors generally of the Borrower or any Material Subsidiary, or a class of such creditors;

(iii)

the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager, provisional supervisor or other similar officer in respect of the Borrower or any Material Subsidiary or any of its respective assets (other than any solvent liquidation of any Material Subsidiary (other than the Borrower) constituted by any amalgamation, merger or corporate reconstruction entered into by such Material Subsidiary); or

(iv)

enforcement of any Security over any assets of the Borrower, any Material Subsidiary where the aggregate value of any and all of the assets of the Borrower, the Material Subsidiaries that are subject to any or all events and/or circumstances of enforcement of Security is not less than US$75,000,000 (or its equivalent in any other currency or currencies), or or any analogous procedure or step is taken or occurs in any jurisdiction.

(b)

Any proceeding or case is commenced seeking the Borrower’s or any Material Subsidiary’s reorganisation, liquidation, dissolution or winding-up or the composition or re-adjustment of the Borrower’s or any Material Subsidiary’s debts under the US Bankruptcy Code or other debtor relief laws of the United States, (A) with the consent of the Borrower or any Material Subsidiary or (B) if such proceeding or case is commenced without the consent of the Borrower or any Material Subsidiary which (i) results in the entry of any order of relief or any order, judgment, decree, adjudication or appointment approving, ordering or giving effect to the Borrower’s or any Material Subsidiary’s reorganisation, liquidation, dissolution or winding-up or the composition or re-adjustment of the Borrower’s or any Material Subsidiary’s debts under the US Bankruptcy Code or other debtor relief laws of the United States or leads to a custodian (as defined in the US Bankruptcy Code) being appointed for, or taking charge of, all or substantially all of the property of the Borrower or any Material Subsidiary; or (ii) remains undismissed or undischarged for a period of 90 days from commencement.

(c)

Paragraph (a) above shall not apply to any corporate action, legal proceedings or other procedure or step (brought by any person that is not a Group Member) in relation to the winding-up, administration or dissolution or any analogous procedure or step in any jurisdiction of Borrower or any Material Subsidiary, which is frivolous or vexatious and is discharged, permanently stayed, dismissed or struck out within 90 days from commencement.

21.8	Creditors’ process

Any expropriation, attachment, sequestration, distress or execution (or any analogous process in any jurisdiction) affects any asset or assets of the Borrower or any Material Subsidiary and is not discharged within 20 Business Days, and the aggregate value of any and all of the assets of the Borrower or the Material Subsidiaries that are subject to any or all events and/or circumstances of expropriation, attachment, sequestration, distress and/or execution (and/or any analogous process in any jurisdiction) is not less than US$75,000,000 (or its equivalent in any other currency or currencies).

21.9	Unlawfulness and invalidity

(a)	It is or becomes unlawful for the Borrower to perform any of its obligations under the Finance Documents.

(b)

Any obligation or obligations of the Borrower under any Finance Document are not or cease to be legal, valid, binding or enforceable and such illegality, invalidity, non-binding nature or unenforceability individually or cumulatively materially and adversely affects the interests of the Finance Parties under the Finance Documents.

21.10	Repudiation

The Borrower rescinds or purports to rescind or repudiates or purports to repudiate any Finance Document or evidences (in writing) an intention to rescind or repudiate any Finance Document.

21.11	Cessation of business

The Borrower suspends or ceases to carry on all or substantially all of its business or of the business of the Group (taken as a whole).

21.12	Suspension or cessation of listing

(a)	The shares in the Borrower cease to be listed on the Main Board of the Hong Kong Stock Exchange for any reason.

(b)

The shares in the Borrower are suspended from trading, listing or quotation on the Main Board of the Hong Kong Stock Exchange for a period of more than 20 consecutive Trading Days except where such suspension is (i) solely caused by administrative or technical reasons on the system(s) of the Hong Kong Stock Exchange or (ii) as a result of market wide events or circumstances affecting shares listed on the Main Board of the Hong Kong Stock Exchange generally.

For the purposes of this Clause 21.12, Trading Day means a day (other than a Saturday or Sunday) on which the Hong Kong Stock Exchange is open for trading.

21.13	Material adverse change

Any event or circumstance occurs which (whether individually or together with other events or circumstances) has a Material Adverse Effect.

21.14	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

(a)	without prejudice to the participations of any or all of the Lenders in any Loans then outstanding:

(i)

cancel the Commitments of the Lenders (in respect of any or all of the Facilities) and reduce them to zero whereupon they shall immediately be cancelled and reduced to zero, provided that such reduction of the Commitments of the Lenders under any Facility shall be applied towards the Commitments of the Lenders under that Facility rateably; or

(ii)

cancel any part of the Commitments of the Lenders (in respect of any or all of the Facilities) and reduce them accordingly, whereupon the applicable part of the Commitments of the Lenders (in respect of such Facility or Facilities) shall be cancelled, provided that such reduction of the Commitments of the Lenders under any Facility shall be applied towards the Commitments of the Lenders under that Facility rateably;

(b)

declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

(c)	declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(d)	declare that no Rollover Loan shall be made,

provided that, if an Event of Default under paragraph (b) of Clause 21.7 (Insolvency proceedings) shall occur in respect of the Borrower in a US court of competent jurisdiction, then without notice to the Borrower or any other person or any other act by the Agent or any other person, the Commitments of the Lenders (in respect of any or all of the Facilities) shall be automatically cancelled and reduced to zero, and all of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents shall automatically become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived.

22.	CHANGES TO THE LENDERS

22.1	Assignments and transfers by the Lenders

Subject to this Clause 22 and Clause 34 (Restrictions on Debt Purchase Transactions), a Lender (the Existing Lender) may:

(a)	assign any of its rights; or

(b)	transfer by novation any of its rights and/or obligations,

under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the New Lender).

22.2	Conditions of assignment or transfer

(a)	The consent of the Borrower shall be required in respect of any assignment and/or transfer made in accordance with Clause 22.1 (Assignments and transfers by the Lenders), except for:

(i)	any assignment or transfer made in favour of a Lender or an Affiliate of a Lender;

(ii)	any assignment or transfer made pursuant to a Syndication Agreement; or

(iii)	any assignment or transfer made at a time when an Event of Default is continuing.

(b)

The consent of the Borrower to any transfer or assignment by a Lender must not be unreasonably withheld or delayed, and shall be deemed to have been given five Business Days after such Lender has requested it unless such consent is expressly refused by the Borrower within that time.

(c)

An Existing Lender may not assign or transfer any or all of its rights or obligations under the Finance Documents or change its Facility Office without the prior written consent of the Borrower if such assignment or transfer would (in respect of any such assignment or transfer by an Existing Lender only, subject to the actual knowledge of that Existing Lender) give rise to a requirement to prepay any Loan (or any part thereof) or cancel any Commitment (or any part thereof) pursuant to Clause 7.1 (Illegality) in relation to the New Lender or such Existing Lender acting through the new Facility Office by reference to the facts and circumstances existing on the date of such assignment or transfer or change.

(d)

The Existing Lender shall, simultaneously with the assignment or transfer by it of rights and/or obligations under this Agreement to the New Lender, assign to the New Lender a proportionate share of the rights held by it (in its capacity as Lender) under or in connection with the other Finance Documents.

(e)	A transfer by the Existing Lender to the New Lender will be effective only if the procedure set out in Clause 22.6 (Procedure for transfer) is complied with in respect of such transfer.

(f)

An assignment by the Existing Lender to the New Lender will be effective only if the procedure and conditions set out in Clause 22.7 (Procedure for assignment) are complied with in respect of such assignment (subject to paragraph (c) of Clause 22.7 (Procedure for assignment)).

(g)	If:

(i)	an Existing Lender assigns or transfers any of its rights or obligations under the Finance Documents to a New Lender or a Lender changes its Facility Office; and

(ii)

as a result of circumstances existing at the date such assignment, transfer or change occurs, the Borrower would be obliged to make a payment to such New Lender or such Lender acting through its new Facility Office under Clause 12 (Tax Gross Up and Indemnities) or Clause 13 (Increased Costs),

then such New Lender or such Lender acting through its new Facility Office is not entitled to receive any payment under that Clause in excess of the payment the Borrower would have been required to pay to such Existing Lender or such Lender acting through its previous Facility Office under that Clause if that assignment, transfer or change had not occurred, provided that this paragraph (g) shall not apply in case of an assignment or transfer made pursuant to Clause 7.5 (Right of repayment and cancellation in relation to a single Lender) unless otherwise agreed by the relevant Replacement Lender by way of written notice to the Agent prior to the effectiveness of that assignment or transfer. This paragraph (g) does not apply to any assignment or transfer under a Syndication Agreement.

(h)

Each New Lender, by executing the applicable Transfer Certificate or Assignment Agreement to which it is a party, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver relating to any Finance Document that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the applicable transfer or assignment from the applicable Existing Lender to such New Lender becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as such Existing Lender would have been had it remained a Lender.

22.3	Assignment or transfer fee

(a)	The New Lender shall, on the date upon which the relevant assignment or transfer by the Existing Lender to the New Lender takes effect, pay to the Agent (for its own account) a fee of US$5,000.

(b)	Paragraph (a) above does not apply to any assignment or transfer under a Syndication Agreement.

22.4	Master assignment or transfer

Without prejudice to the procedure set out in Clause 22.6 (Procedure for transfer) or Clause 22.7 (Procedure for assignment) below, a transfer or assignment may be effected by way of a syndication agreement in relation to the Syndication to be entered into between, among others, the Existing Lenders, the New Lenders and the Agent which sets out the rights and obligations under the Finance Documents to be assigned or transferred, in lieu of a Transfer Certificate or an Assignment Agreement (a Syndication Agreement).

22.5	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Group Member or any Affiliate of any Group Member;

(iii)	the performance and observance by the Borrower of its obligations under any of the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender (which makes any assignment or transfer to such New Lender) and the other Finance Parties that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrower, Group Members and their related entities in connection with its participation in this Agreement and/or the other Finance Documents and has not relied exclusively on any information provided to it by such Existing Lender in connection with any Finance Document; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of the Borrower, Group Members and their related entities whilst any amount is or may be outstanding under any of the Finance Documents or any commitment represented by any Commitment in respect of any Facility is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-assignment or re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 22; or

(ii)	support any losses directly or indirectly incurred by a New Lender by reason of the non-performance by the Borrower of its obligations under any of the Finance Documents or otherwise.

22.6	Procedure for transfer

(a)

Subject to the conditions set out in Clause 22.2 (Conditions of assignment or transfer) a transfer by an Existing Lender of any or all of its rights and obligations under any Finance Document to a New Lender is effected on the Transfer Date in accordance with paragraph (c) below. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate, provided that the Agent shall have no obligation to execute any Transfer Certificate at any time earlier than the date that is five Business Days after its receipt of such Transfer Certificate.

(b)

The Agent shall not be obliged to execute a Transfer Certificate delivered to it by an Existing Lender and a New Lender unless it is satisfied that it has completed all “know your customer” and other similar procedures that it is required (including in accordance with internal policies) (or deems desirable) to conduct in relation to the transfer from such Existing Lender to such New Lender (the subject of such Transfer Certificate).

(c)	On the Transfer Date in respect of a transfer by an Existing Lender to a New Lender:

(i)

to the extent that in the Transfer Certificate (relating to such transfer) such Existing Lender seeks to transfer by novation its rights and obligations under any Finance Document each of the Borrower and such Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the Discharged Rights and Obligations);

(ii)

each of the Borrower and such New Lender shall assume obligations towards one another and/or acquire rights against one another under the Finance Documents which differ from the Discharged Rights and Obligations only insofar as the Borrower and such New Lender have assumed and/or acquired the same in place of the Borrower and such Existing Lender;

(iii)

the Administrative Parties, such New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had such New Lender been originally party hereto as a Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer (the subject of such Transfer Certificate) and to that extent any of the Administrative

Parties and such other Lenders (on one hand) and such Existing Lender (on the other hand) shall each be released from further obligations to each other under the Finance Documents; and

(iv)	such New Lender shall become a Party as a “Lender”.

(d)

The procedure set out in this Clause 22.6 (Procedure for transfer) shall not apply to any right or obligation under any Finance Document (other than this Agreement) if and to the extent its terms, or any laws or regulations applicable thereto, provide for or require a different means of transfer of such right or obligation or prohibit or restrict any transfer of such right or obligation, unless such prohibition or restriction shall not be applicable to the relevant transfer or each condition of any applicable restriction shall have been satisfied.

22.7	Procedure for assignment

(a)

Subject to the conditions set out in paragraph (d) below and Clause 22.2 (Conditions of assignment or transfer), an assignment by an Existing Lender of any or all of its rights under the Finance Documents to a New Lender may be effected on the Transfer Date in accordance with paragraph (b) below. The Agent shall, subject to paragraph (d)(ii), as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement, provided that the Agent shall have no obligation to execute any Assignment Agreement at any time earlier than the date that is five Business Days after its receipt of such Assignment Agreement.

(b)	On the Transfer Date relating to an assignment by an Existing Lender to a New Lender:

(i)	such Existing Lender will assign absolutely to such New Lender the rights under the Finance Documents expressed to be the subject of assignment in such Assignment Agreement;

(ii)

such Existing Lender will be released by the Borrower and the other Finance Parties from the obligations owed by it (the Relevant Obligations) and expressed to be the subject of release in such Assignment Agreement; and

(iii)	the New Lender shall become a Party as a “Lender” and shall be bound by obligations equivalent to the Relevant Obligations.

(c)

An Existing Lender may utilise procedures other than those set out in this Clause 22.7 to assign its rights under the Finance Documents (but not, without the consent of the Borrower or unless in accordance with Clause 22.5 (Procedure for transfer), to obtain a release by the Borrower from the obligations owed to the Borrower by that Existing Lender nor the assumption of equivalent obligations by the applicable New Lender) provided that the conditions set out in paragraph (d) below are complied with.

(d)	An assignment by an Existing Lender to a New Lender (whether pursuant to an Assignment Agreement or paragraph (c) above) will only be effective on:

(i)

receipt by the Agent (whether in an Assignment Agreement or otherwise) of written confirmation from such New Lender (in form and substance satisfactory to the Agent) that such New Lender will assume the same obligations to the other Finance Parties as it would have been under if it were an Original Lender; and

(ii)

performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to such New Lender. The Agent shall promptly notify such Existing Lender and such New Lender of the completion of such checks. The Agent shall not be obliged to execute an Assignment Agreement delivered to it by an Existing Lender and a New Lender or any document delivered to it pursuant to paragraph (c) above unless it is satisfied that it has completed all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct in relation to such assignment to such New Lender.

(e)

The procedure set out in this Clause 22.6 shall not apply to any right or obligation under any Finance Document (other than this Agreement) if and to the extent its terms, or any laws or regulations applicable thereto, provide for or require a different means of assignment of such right or release or assumption of obligation or prohibit or restrict any assignment of such right or release or assumption of such obligation, unless such prohibition or restriction shall not be applicable to the applicable assignment, release and assumption or each condition of any applicable assignment, release and assumption shall have been satisfied.

22.8	Copy of Transfer Certificate or Assignment Agreement and Increase Confirmation to Borrower

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or an Increase Confirmation, send to the Borrower a copy of that Transfer Certificate, Assignment Agreement or Increase Confirmation.

22.9	Existing consents and waivers

Each New Lender shall be bound by any consent, waiver, election or decision given or made by the applicable Existing Lender under or pursuant to any Finance Document prior to the coming into effect of the applicable assignment or transfer from such Existing Lender to such New Lender.

22.10	Exclusion of the Agent’s liabilities

In relation to any assignment or transfer pursuant to this Clause 22, each Party acknowledges and agrees that the Agent shall not be obliged to:

(a)	enquire as to the accuracy of any representation or warranty made by, or the status of, any person in respect of its eligibility as a Lender;

(b)	attend to any registration or perfection requirements required in connection with such assignment or transfer or to ensure that such registration or perfection requirements are completed; and/or

(c)	provide any New Lender with any information regarding any previous amendments or waivers in relation to any Finance Document.

22.11	Sub-participation

For the avoidance of doubt, each Lender may grant sub-participations in respect of any or all of its rights and/or obligations under any Finance Document to any person and no consent of the Borrower shall be required in respect of any such sub-participations, provided that where, as a result of the sub-participation, such Lender would no longer retain absolute discretion with regard to the exercise of votes under the Finance Documents, then that Lender shall be required to consult with the Borrower in respect of any such sub-participations.

22.12	Assignments and transfers to Group Members

A Lender may not assign or transfer any of its rights and/or obligations under any Finance Document to any Group Member or any Affiliate of any Group Member, except with the prior written consent of all of the Lenders.

22.13	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 22, each Lender may without consulting with or obtaining consent from the Borrower, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)

in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)

release such Lender from any of its obligations under the Finance Documents, or substitute the beneficiary of the relevant charge, assignment or other Security for such Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by the Borrower or grant to any person any rights that are more extensive than those required to be made or granted to such Lender under the Finance Documents.

23.	CHANGES TO THE BORROWER

23.1	No assignments or transfers by the Borrower

The Borrower shall not assign all or any of its rights or transfer all or any of its rights or obligations under any or all of the Finance Documents except with the prior written consent of all the Lenders.

24.	DISCLOSURE OF INFORMATION

24.1	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 24.2 (Disclosure of Confidential Information) and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

24.2	Disclosure of Confidential Information

Any Finance Party may deliver copies of the Finance Documents and/or disclose any information (including Confidential Information) received by it under or pursuant to any Finance Document or any other information about the Borrower, the Group, and/or the Finance Documents as that Finance Party shall consider appropriate (if, in relation to any of paragraphs (k)(i), (k)(ii) and (k)(iii) below, the person to whom any Confidential Information is to be disclosed has entered into a Confidentiality Undertaking, except that there shall be no requirement for any Confidentiality Undertaking if such recipient is subject to professional obligations to maintain the confidentiality of such Confidential Information) to:

(a)	any of its head office, branches, representative offices, Affiliates and/or Related Funds (Permitted Parties);

(b)	any other Finance Party;

(c)

any of the professional advisers or external auditor of it or any of the Permitted Parties and/or any other person providing services to or agent or contractor of it or any of the Permitted Parties (provided that such professional adviser, person providing services or agent or contractor is under a duty of confidentiality, contractual or otherwise, to such Finance Party or such Permitted Party);

(d)	the Borrower;

(e)	any person permitted by the Borrower;

(f)

any person to the extent required for the purpose of any litigation, arbitration or regulatory proceedings or procedure or in connection with any preservation or enforcement of any right or remedy under any Finance Document;

(g)

any person to whom, and to the extent that, information is requested or required to be disclosed by any applicable law or regulation or the rules or requirements of any applicable court or tribunal, securities exchange or supervisory, governmental, quasi-governmental, administrative, regulatory or self-regulatory body or authority;

(h)	any employee, director or officer of, or any auditor, partner or Representative of, any Finance Party or any of the Permitted Parties;

(i)

any rating agency, insurer or insurance broker of, or any direct or indirect provider of credit protection to, such Finance Party or any of the Permitted Parties, or any professional adviser of any of the foregoing, provided that such person is informed of the confidential nature of such Confidential Information;

(j)

any person to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) in or over all or any of its rights under any Finance Document pursuant to Clause 22.13 (Security over Lenders’ rights); or

(k)	any other person:

(i)

to (or through) whom that Finance Party assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under any Finance Document and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)

with (or through) whom that Finance Party enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, any Facility, any Finance Document, the Borrower or any Group Member, or who invests directly or indirectly in any such sub-participation or other transaction and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers; or

(iii)

who acquires or is proposing to acquire any interest in, or enters into or is proposing to enter into any merger, amalgamation or other similar arrangement with, that Finance Party and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers.

The Borrower further acknowledges and agrees that some services, operational and processing procedures relating to the transactions or services contemplated under the Finance Documents may from time to time be outsourced by any Finance Party to its regional or global processing centres, branches, Subsidiaries, representative offices, Affiliates, agents of any Finance Party and third parties selected by any Finance Party, wherever situated, and these service providers may from time to time be given access to information and data relating to the transactions or services contemplated under the Finance Documents for the purpose of or in relation to the services and procedures they perform. This Clause 24 is not, and shall not be deemed to constitute, an express or implied agreement by a Finance Party for a higher degree of confidentiality than that prescribed under any applicable law or regulation.

Notwithstanding any other provision in this Agreement or any other document, the Borrower acknowledges and agrees that each Finance Party (and each employee, representative or other agent of each Finance Party) may each disclose to any and all persons to the extent required to be disclosed under any law or regulation applicable to such Finance Party, without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transactions contemplated under the Finance Documents and all materials of any kind (including opinions or other tax analyses) that are provided to any of them relating to such U.S. tax treatment and U.S. tax structure, other than any information for which non-disclosure is necessary in order to comply with applicable securities laws.

This Clause 24 supersedes any previous agreement between any of the Parties relation to the confidentiality of any such information or of any Finance Document.

24.3	Disclosure of Funding Rate

(a)	For the purposes of this Clause:

Funding Rate means any rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 10.4 (Cost of funds).

(b)

The Agent and the Borrower agree to (and the Borrower shall procure that each other Group Member shall) keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (c) and (d) below.

(c)	The Agent may disclose:

(i)	any Funding Rate to the Borrower pursuant to Clause 8.4 (Notification of rates of interest); and

(ii)

any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such person to provide those services if such person to whom that Funding Rate is to be given has entered into a confidentiality agreement substantially in the form of the Loan Market Association Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the Lender providing such Funding Rate.

(d)	The Agent may disclose any Funding Rate, and the Borrower may disclose any Funding Rate, to:

(i)

any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if such person is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(ii)

any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances;

(iii)

any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the Lender providing such Funding Rate.

(e)

The Agent and the Borrower acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and the Borrower undertake not to (and the Borrower shall procure that no Group Member shall) use any Funding Rate for any unlawful purpose.

(f)	The Agent and the Borrower agree (to the extent permitted by law and regulation) to inform a Lender (that provides a Funding Rate):

(i)

of the circumstances of any disclosure made pursuant to paragraph (d)(ii) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 24.3.

(g)	No Event of Default will occur under Clause 21.3 (Other obligations) by reason only of the Borrower’s failure to comply with this Clause 24.3.

24.4	Disclosure of Lender details by the Agent

The Agent shall provide to the Borrower, promptly following receipt of a request by the Borrower (but no more frequently than once per calendar month), the names of the Lenders as at the date of that request, their respective Commitments in respect of each Facility, (to the extent provided to the Agent) the address and fax number (and the department or officer, if any, for whose attention any communication is to be made) of each Lender for any communication to be made or document to be delivered under or in connection with the Finance Documents, (to the extent provided to the Agent) the electronic mail address and/or any other information required to enable the sending and receipt of information by electronic mail or other electronic means to and by each Lender to whom any communication under or in connection with the Finance Documents may be made by that means, and the account details of each Lender for any payment to be distributed by the Agent to that Lender under the Finance Documents. For the avoidance of doubt, each Lender authorises the Agent to provide such information to the Borrower from time to time.

24.5	Green Loan Principles

For the avoidance of doubt, Facility A may be described as a green loan that is aligned with the Green Loan Principles (or similar) in any announcements and/or publicity of any of the Finance Parties.

25.	ROLE OF THE ADMINISTRATIVE PARTIES

25.1	Appointment of the Agent

(a)	Each Finance Party (other than the Agent) appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)

Each Finance Party (other than the Agent) authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

25.2	Duties of the Agent

(a)

Subject to paragraph (b) below, the Agent shall promptly forward to a party to any Finance Document the original or a copy of any document which is delivered to the Agent for that party by any other party to any Finance Document.

(b)

Without prejudice to Clause 22.8 (Copy of Transfer Certificate or Assignment Agreement and Increase Confirmation to Borrower), paragraph (a) above shall not apply to any Assignment Agreement or any Transfer Certificate or any notice or confirmation under paragraph (d)(i) of Clause 22.7 (Procedure for assignment).

(c)

Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to any party to any Finance Document.

(d)

If the Agent receives notice from any party to any Finance Document referring to a Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(e)

If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than any Administrative Party) under a Finance Document it shall promptly notify the other Finance Parties.

(f)

The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature. The Agent shall have no other duties, obligations and responsibilities save as expressly provided for in the Finance Documents to which it is a party (and no others shall be implied).

25.3	Role of the MLABUS, ARRANGERS AND GREEN LOAN COORDINATORS

Except as specifically provided in the Finance Documents to which it is a party, none of the MLABUs, Arrangers and Green Loan Coordinators shall have any obligations of any kind to any other Party under or in connection with any Finance Document.

25.4	No fiduciary duties

(a)	Nothing in this Agreement constitutes any Administrative Party as a trustee or fiduciary of any other person.

(b)	No Administrative Party shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

25.5	Business with the Group

Each Administrative Party may accept deposits from, lend money to and generally engage in any kind of banking or other business with the Borrower, any other Group Member or any Affiliate of any of the foregoing.

25.6	Rights and discretions of the Agent

(a)	The Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised and shall have no duty to verify any signature on any document; and

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Lender or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Finance Parties) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 21.1 (Non-payment)); and

(ii)	any right, power, authority or discretion vested in any party to any Finance Document, the Majority Lenders or the applicable Lenders has not been exercised.

(c)	The Agent may engage, and pay for and rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)

Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary.

(e)

The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Agent may act in relation to the Finance Documents through its officers, employees and agents.

(g)	Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under any Finance Document.

(h)

Notwithstanding any other provision of any Finance Document to the contrary, no Administrative Party is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)

Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

(j)

Without prejudice to the generality of paragraph (g) above, the Agent may disclose the identity of a Defaulting Lender (to the extent that the Agent is aware) to the other Finance Parties and the Borrower and shall, as soon as reasonably practicable, disclose the same upon the written request of the Borrower or the Majority Lenders. Each Lender hereby consents to any and all such disclosures by the Agent pursuant to this paragraph (j).

25.7	Majority Lenders’ instructions

(a)

Unless a contrary indication appears in a Finance Document, the Agent shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Majority Lenders.

(b)	Unless a contrary indication appears in a Finance Document, any such instructions so given by the Majority Lenders will be binding on all of the Finance Parties.

(c)

The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the applicable Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated Indirect Tax) which it may incur in complying with such instructions.

(d)

In the absence of instructions from the Majority Lenders, (or, if appropriate, the applicable Lenders) the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders, provided that (for the avoidance of doubt) the Agent shall not be under any duty to take any action in the absence of such instructions.

(e)

The Agent is not authorised to act on behalf of and in the name of a Finance Party (without first obtaining that Finance Party’s prior written consent) in any legal or arbitration proceedings relating to any Finance Document, provided that nothing herein shall prejudice the ability of the Agent to bring, defend or conduct any proceedings in its capacity as Agent (in the name of the Agent).

(f)	For the purposes of determining:

(i)	Majority Lenders, Majority Facility A Lenders, Majority Facility B Lenders or Super Majority Lenders; or

(ii)

whether the consent, instruction or vote of (A) Lenders holding any applicable percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments, the Commitments in respect of any or all of the Facilities or any part thereof and/or participations in respect of any or all of the Loans or (B) any group of Lenders has been obtained in respect of any matter (including any amendment or waiver relating to any Finance Document), a Lender may split its votes (as attributable to its Commitment(s) in respect of any or all of the Facilities or any part thereof and/or its participations in respect of any or all of the Loans) in whatever percentages it may specify, and may exercise such votes in different ways (and shall for such purpose be construed as and deemed to constitute different Lenders holding such percentages of such Commitments in respect of such Facilities and/or such percentages of such participations in respect of such Loans as so specified by such Lender respectively (such Commitment in respect of a Facility so deemed to be held by any such Lender being its Split Commitment in respect of any Facility and such participation in any Loan so deemed to be held by any such Lender being its Split Participation in respect of such Loan), provided that the aggregate of such percentages shall be equal to 100%).

(g)

If a Lender exercises its right under paragraph (f) above in respect of any part of its Commitment in respect of any Facility or participation in respect of any Loan, such Lender shall notify the Agent of the portions into which it has split its Commitment in respect of any Facility or participation in respect of such Loan. The Agent shall act on the instructions of a Lender provided in connection with any split of its Commitment in respect of any Facility or participation in respect of any Loan under paragraph (f) above and shall not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with such instructions.

25.8	Responsibility for documentation

No Administrative Party:

(a)

is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by any Administrative Party, the Borrower or any other person given in or in connection with any Finance Document, the Information Memorandum or the transactions contemplated under any Finance Document;

(b)

is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document; or

(c)

is responsible for any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

25.9	No duty to monitor

The Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

25.10	Exclusion of liability

(a)

Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent will not be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct; or

(iii)

without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including for negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, and any officer, employee or agent of the Agent may rely on this Clause 25.10 subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Ordinance.

(c)

The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	Nothing in any Finance Document shall oblige any Administrative Party to conduct:

(i)	any “know your customer”, anti-money laundering or other procedures in relation to any person; or

(ii)

any check on the extent to which any transaction contemplated by any Finance Document might be unlawful for any Lender, on behalf of any Lender and each Lender confirms to each Administrative Party that it is solely responsible for any such procedures or check it is required to conduct and that it shall not rely on any statement in relation to such procedures or check made by any Administrative Party.

(e)

Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which such loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

25.11	Lenders’ indemnity to the Agent

(a)

Each Lender shall (in the proportion determined in accordance with paragraph (b) below) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence, in relation to any FATCA-related liability or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) (or, in the case of any cost, loss or liability pursuant to Clause 27.11 (Disruption to payment systems etc.), notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by the Borrower pursuant to a Finance Document in respect of the same cost, loss or liability).

(b)

Each Lender’s proportion of such cost, loss or liability shall be equal to the proportion borne by (i) the aggregate of such Lender’s Commitment(s) (for any or all Facilities) to (ii) the Total Commitments (or, if the Total Commitments have been reduced to zero, the proportion borne by (A) the aggregate of such Lender’s Commitment(s) (for any or all Facilities) immediately before the reduction of the Total Commitments to zero to (B) the Total Commitments immediately before the reduction of the Total Commitments to zero).

25.12	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates as successor by giving notice to the Lenders and the Borrower.

(b)	Alternatively the Agent may resign by giving 30 days’ notice to the Lenders and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent.

(c)

If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after the applicable notice of resignation was given, the retiring Agent (after consultation with the Borrower) may appoint a successor Agent.

(d)

The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e)	The Agent’s resignation notice shall only take effect upon the appointment of a successor to the Agent.

(f)

Upon the appointment of a successor Agent, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (d) above) but shall remain entitled to the benefit of Clause 15.3 (Indemnity to the Agent) and this Clause 25 (and any agency fees for the account of such retiring Agent shall cease to accrue from such date and shall instead accrue in favour of such successor Agent).

(g)

After consultation with the Borrower, the Majority Lenders may, by giving not less than 30 days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders), require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above but the cost of complying with paragraph (d) above shall be for the account of the Borrower.

(h)	Any successor Agent and each of the other Parties shall have the same rights and obligations among themselves as they would have had had such successor Agent been originally party hereto as the Agent.

(i)	Clauses 15 (Other Indemnities) and 16 (Costs and Expenses) shall survive and remain in full force and effect in favour of any Agent that has resigned or been replaced.

(j)

The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents:

(i)

the Agent fails to respond to a request under Clause 12.7 (FATCA information) and a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

the information supplied by the Agent pursuant to Clause 12.7 (FATCA information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Dates,

and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and that Lender, by notice to the Agent, requires it to resign.

25.13	Confidentiality

(a)

In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

(c)

The Agent shall not be obliged to disclose to any Finance Party any information supplied to it by the Borrower or any Affiliate of the Borrower on a confidential basis and for the purpose of evaluating whether any waiver or amendment is or may be required or desirable in relation to any Finance Document.

25.14	Relationship with the Lenders

(a)

Subject to Clause 27.2 (Distributions by the Agent), the Agent may treat each person shown in the records of the Agent as a Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as a Lender acting through its Facility Office:

(i)	entitled to or liable for an payment due under any Finance Document on that day as a Lender; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered as a Lender on that day,

unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)	Each Finance Party shall provide the Agent with such information that the Agent may reasonably specify as being necessary or desirable to enable the Agent to perform its functions as the Agent.

(c)

Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and email address and/or any other information required to enable the sending and receipt of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, email address, department and officer by that Lender for the purposes of Clause 29.2 (Addresses) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

25.15	Credit appraisal by the Lenders

Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each of the Lenders confirms to each Administrative Party that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of the Borrower, Group Members and their respective Affiliates;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and/or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)

whether that Lender has recourse, and the nature and extent of that recourse, against any party to any Finance Document or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)

the adequacy, accuracy and/or completeness of the Information Memorandum and/or any other information provided by the Agent, any party to any Finance Document or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

25.16	Deduction from amounts payable by the Agent

If any Party owes an amount to the Agent under any of the Finance Documents, the Agent may, after giving notice to such Party, deduct an amount not exceeding that amount from any payment to such Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of that amount owed by such Party to the Agent. For the purposes of the Finance Documents such Party shall be regarded as having received any amount so deducted.

25.17	Money laundering

Unless mandatorily required by applicable laws or regulations to which the Agent is subject, the Agent shall not be responsible to any Party for providing any certification or documents with respect to any information (except for any information in respect of itself) required for any anti-money laundering due diligence purpose. Such certificates and related documents shall be provided directly by the Borrower, provided that the request for such information may be made through the Agent.

25.18	Amounts paid in error

(a)

If the Agent pays an amount to another Party and the Agent notifies that Party that such payment was an Erroneous Payment then the Party to whom that amount was paid by the Agent shall as soon as reasonably practicable following demand refund the same to the Agent. For the avoidance of doubt, no such other Party shall be liable to the Agent for any amount of interest in respect of that Erroneous Payment.

(b)	Neither:

(i)	the obligations of any Party to the Agent; nor

(ii)	the remedies of the Agent (whether arising under this Clause 25.18 or otherwise) which relate to an Erroneous Payment,

will be affected by any act, omission, matter or thing which, but for this paragraph (ii), would reduce, release or prejudice any such obligation or remedy (whether or not known by the Agent or any other Party).

(c)

All payments to be made by a Party to the Agent (whether made pursuant to this Clause 25.18 or otherwise) which relate to an Erroneous Payment shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

(d)	In this Agreement, Erroneous Payment means a payment of an amount by the Agent to another Party which the Agent determines (in its sole discretion) was made in error.

25.19	The Green Loan Coordinators

(a)

The Green Loan Coordinators may rely on the accuracy, correctness and completeness of all information or other documentation provided to it (including, without limitation, any Impact Report, Allocation Report (each as defined in the Green Loan Principles Memorandum) and their contents) and the Green Loan Coordinators have not independently verified (and will not be obliged to independently verify) any such information or other documentation.

(b)

The Green Loan Coordinators shall neither act for nor represent the Finance Parties, and each Finance Party is solely responsible at all times for making its own independent appraisal of and analysis in relation to any green loan aspects of the Finance Documents.

(c)

The Green Loan Coordinators make no representations, warranties or assurances as to whether the characteristics of any Eligible Green Projects to which the Borrower allocates amounts, including their environmental or sustainability criteria, meet any industry standards for such financings.

26.	SHARING AMONG THE FINANCE PARTIES

26.1	Payments to Finance Parties

If a Finance Party (a Recovering Finance Party) receives or recovers (whether by set-off or otherwise) any amount from or in respect of the Borrower, other than through the Agent and in accordance with Clause 27 (Payment Mechanics), (such amount being a Recovered Amount) and applies that amount to a payment due under any of the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of such receipt or recovery, to the Agent;

(b)

the Agent shall determine whether such receipt or recovery is in excess of the amount that the Recovering Finance Party would have been paid had such receipt or recovery been received or made by the Agent and distributed in accordance with Clause 27 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to such receipt, recovery or distribution; and

(c)

the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the Sharing Payment) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made (by reference to such receipt or recovery) in accordance with Clause 27.6 (Partial payments).

26.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Finance Parties (other than the Recovering Finance Party) (the Sharing Finance Parties) in accordance with Clause 27.6 (Partial payments) towards the obligations owing to such Sharing Finance Parties.

26.3	Recovering Finance Party’s rights

On a distribution by the Agent under Clause 26.2 (Redistribution of payments), as between the Borrower and the Recovering Finance Party, an amount of such Recovered Amount equal to such Sharing Payment shall be treated as not having been paid by the Borrower (and the Borrower shall be liable to the Recovering Finance Party for a debt equal to such Sharing Payment, which debt is immediately due and payable).

26.4	Reversal of redistribution

To the extent that any part of such Recovered Amount received or recovered by a Recovering Finance Party (which Recovered Amount gives rise to any Sharing Payment) becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to (i) the appropriate part of its share of such Sharing Payment (that is attributable to such Recovered Amount so repayable and repaid by such Recovering Finance Party) together with (ii) an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on such part of such Sharing Payment (or on such part of such Recovered Amount to which such Sharing Payment is attributable) which that Recovering Finance Party is required to pay ((i) and (ii) being collectively the Redistributed Amount); and

(b)

as between the Borrower and each relevant Sharing Finance Party, an amount equal to such Redistributed Amount shall be treated as not having been paid by the Borrower (and the Borrower shall be liable to such Sharing Finance Party for a debt equal to such Redistributed Amount, which debt is immediately due and payable).

26.5	Exceptions

(a)	This Clause 26 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the Borrower.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which that Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of those legal or arbitration proceedings; and

(ii)

that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

27.	PAYMENT MECHANICS

27.1	Payments to the Agent

(a)

On each date on which the Borrower or a Lender is required to make a payment under a Finance Document, the Borrower or that Lender (as the case may be) shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement (in place of settlement) of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account in the principal financial centre of the country of the currency of such payment with such bank as the Agent specifies.

(c)	The Agent shall not be liable to account for interest on money paid to it by or recovered from the Borrower. Monies held by the Agent need not be segregated except as required by law.

(d)

Each payment of any amount made by the Borrower to the Agent in accordance with any Finance Document (including without limitation paragraph (a) above) is made to the Agent for and on behalf of each Finance Party to whom such amount is owing. The payment of any such amount to the Agent shall not in any way affect or prejudice the separate and independent nature of the debt owing to each such Finance Party, which may be enforced individually by each such Finance Party in the event that all or part of such debt remains unpaid when due.

27.2	Distributions by the Agent

(a)

Each payment received or recovered by the Agent under any Finance Documents for another Party shall, subject to Clause 27.3 (Distributions to the Borrower), Clause 27.4 (Clawback), Clause 27.6 (Partial payments) and Clause 25.16 (Deduction from amounts payable by the Agent), be made available by the Agent as soon as practicable after receipt or recovery to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of the currency of such payment.

(b)

The Agent shall distribute payments received or recovered by it in relation to all or any part of a Loan to the applicable Lender(s) indicated in the records of the Agent as being so entitled on the applicable date, provided that the Agent is authorised to distribute payments to be made on the date on which any assignment or transfer becomes effective pursuant to Clause 22 (Changes to the Lenders) to the applicable Lender(s) so entitled immediately before such assignment or transfer took place regardless of the period to which such payments relate.

(c)

The Agent is not under any obligation to make payment to any Finance Party on account of any amount owing by the Borrower to such Finance Party in the same currency as that in which such latter-mentioned amount is denominated.

27.3	Distributions to the Borrower

The Agent may (with the consent of the Borrower or in accordance with Clause 28 (Set-Off)) apply any amount received by it for the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under any or all of the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

27.4	Clawback

(a)

Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

To the extent that the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

27.5	Impaired Agent

(a)

If, at any time, the Agent becomes an Impaired Agent, the Borrower or a Lender which is required to make a payment under any of the Finance Documents to the Agent for the account of any person in accordance with Clause 27.1 (Payments to the Agent) may instead either:

(i)	pay that amount direct to such person; or

(ii)

(if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to such person) pay that amount (or the applicable part thereof payable to such person) to an interest-bearing account held with an Acceptable Bank and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Borrower or the Lender making that payment (the Paying Party) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the Recipient Party or Recipient Parties),

and in each case such payments must be made on the due date for payment under the Finance Documents. Acceptable Bank means a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of BBB or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baa2 or higher by Moody’s Investor Services Limited or a comparable rating from an internationally recognised credit rating agency.

(b)

All interest accrued on any amount standing to the credit of that trust account shall be for the benefit of the Recipient Party or Recipient Parties pro rata to their respective entitlements to such amount.

(c)

A Party which has made a payment in accordance with this Clause 27.5 shall be discharged of the applicable obligations to make such payment under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of that trust account.

(d)

Promptly upon the appointment of a successor Agent, each Paying Party which has made a payment to a trust account in accordance with this Clause 27.5 (other than to the extent that such Paying Party has given an instruction pursuant to paragraph (e) below with respect to such trust account) shall give all requisite instructions to the bank with whom that trust account is held to transfer the amount of such payment (together with any accrued interest thereon) to the successor Agent for distribution in accordance with Clause 27.2 (Distributions by the Agent).

(e)

A Paying Party which has made a payment to a trust account (on account of any amount payable by such Paying Party to a Recipient Party) in accordance with this Clause 27.5 shall, promptly upon request by that Recipient Party and to the extent:

(i)	that it has not given an instruction pursuant to paragraph (d) above (with respect to such trust account); and

(ii)	that it has been provided with the necessary information by that Recipient Party,

give all requisite instructions to the bank with whom such trust account is held to transfer such amount (so paid into and held in such account) together with any accrued interest thereon to that Recipient Party.

27.6	Partial payments

(a)

If the Agent receives or recovers an amount from or in respect of the Borrower under or in connection with any Finance Document which amount is insufficient to, or is not applied to, discharge all the amounts then due and payable by the Borrower under the Finance Documents, such amount shall be applied towards the obligations of the Borrower under the Finance Documents, in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of, and other amounts owing to, any Administrative Party (in each case for its own account) under the Finance Documents;

(ii)

secondly, in or towards payment pro rata of any accrued interest, fee (other than as provided in paragraph (a)(i) above) or commission due to any or all of the Finance Parties but unpaid under the Finance Documents;

(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

(iv)	fourthly, in or towards payment pro rata of any other sum due to any or all of the Finance Parties but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by any Borrower.

27.7	No set-off by the Borrower

All payments to be made by the Borrower under any or all of the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

27.8	Business Days

(a)

Any payment which is due to be made under a Finance Document on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)

During any extension of the due date for payment of any principal or Unpaid Sum pursuant to paragraph (a) above, interest is payable on such principal or Unpaid Sum at the rate applicable on the original due date.

27.9	Currency of account

(a)	Subject to paragraphs (b) to (c) below, US dollars is the currency of account and payment for any sum from the Borrower under any Finance Document.

(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which such costs, expenses or Taxes are incurred.

(c)	Any amount expressed to be payable in a currency other than US dollars shall be paid in that other currency.

27.10	Change of currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)

If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

27.11	Disruption to payment systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Borrower that a Disruption Event has occurred:

(a)

the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

(b)

the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)

the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)

any such changes agreed upon by the Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 33 (Amendments and Waivers);

(e)

the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 27.11; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

28.	SET-OFF

For so long as an Event of Default is continuing, a Finance Party may set off any matured obligation due from the Borrower under any or all of the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If such obligations are in different currencies, that Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of such set-off.

29.	NOTICES

29.1	Communications in writing

Any communication to be made by a Party to another Party under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by electronic mail (email) (including scanned copies of executed documents and other attachments), fax or letter.

29.2	Addresses

The email address, address and if applicable, fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Borrower, that identified with its name below;

(b)	in the case of any Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party;

(c)	in the case of the Agent, that identified with its name below;

(d)	in the case of a MLABU, that identified with its name below;

(e)	in the case of a Green Loan Coordinator, that identified with its name below; and

(f)	in the case of an Arranger, that notified in writing to the Agent on or prior to the date on which it becomes a Party,

or any substitute email address, address or fax number or department or officer as that Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

29.3	Delivery

(a)	Any communication or document made or delivered by one Party to another Party under or in connection with any Finance Documents will be effective:

(i)	if by way of email, only when received in legible form by at least one of the relevant email addresses of the Party to whom such communication or document is to be made or delivered;

(ii)	if by way of fax, only when received in legible form; or

(iii)	if by way of letter, only when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 29.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Agent under or in connection with any Finance Document will be effective only when actually received by the Agent and then only if it is sent to the correct email address(es) or, in the case of a fax or a letter, expressly marked for the attention of the department or officer identified with the Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)	All notices from or to the Borrower under or in connection with any Finance Document shall be sent through the Agent.

(d)	Any communication from or to the Borrower shall not be made by fax.

(e)

Any communication or document which becomes effective, in accordance with paragraphs (a) to (c) above, after 5pm in the place of receipt shall be deemed only to become effective on the following Business Day.

29.4	Notification of address and fax number

Promptly upon changing its own email address, address or fax number, the Agent shall notify the other Parties.

29.5	Communication when Agent is an Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Agent has been appointed to replace such Impaired Agent.

29.6	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)

if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

30.	CALCULATIONS AND CERTIFICATES

30.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

30.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

30.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

31.	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

32.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver or constitute an election to affirm any Finance Document. No election by a Finance Party to affirm any Finance Document shall be effective unless it is in writing. No single or partial exercise of any right or remedy by any Finance Party shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

33.	AMENDMENTS AND WAIVERS

33.1	Required consents

(a)

Subject to Clause 33.2 (Exceptions), any term of any Finance Document (other than any Fee Letter) may be amended or waived only in writing and with the consent of the Majority Lenders and the Borrower. Any such amendment or waiver so made with such consent will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 33.

33.2	Exceptions

(a)	Subject to paragraph (b) below and Clause 33.5 (Replacement of Screen Rate), an amendment or waiver that has the effect of changing or which relates to:

(i)	the definition of “Majority Facility A Lenders”, “Majority Facility B Lenders”, “Majority Lenders” or “Super Majority Lenders” in Clause 1.1 (Definitions);

(ii)	an extension to the date of payment of any amount under the Finance Documents;

(iii)	a reduction in the Margin or a reduction in the amount of, or any change in the currency of, any payment of principal, interest, fees or commission payable;

(iv)	an increase in, or any change in the currency of, any Commitment in respect of any Facility or the Total Commitments;

(v)	an extension of any Availability Period;

(vi)	any requirement that a cancellation of Commitments (in respect of any Facility) reduces the Commitments of the Lenders (in respect of that Facility) rateably;

(vii)	any provision which expressly requires the consent of all the Lenders;

(viii)	a change to the Borrower; or

(ix)

Clause 2.2 (Finance Parties’ rights and obligations), Clause 7.1 (Illegality), Clause 7.6 (Change of control), Clause 22 (Changes to the Lenders), Clause 26 (Sharing among the Finance Parties), Clause 27.6 (Partial payments), this Clause 33, Clause 38 (Governing Law) or Clause 39.1 (Jurisdiction of Hong Kong Courts),

shall not be made without the prior consent of all the Lenders.

(b)

An amendment or waiver that has the effect of changing or which relates to any shorter period as the Majority Facility A Lenders or, as the case may be the Majority Facility B Lenders may agree as contemplated in Clause 7.2 (Voluntary cancellation) shall not be made without the agreement of the Majority Facility A Lenders or, as the case may be, the Majority Facility B Lenders.

(c)	An amendment or waiver which relates to the rights or obligations of an Administrative Party may not be effected without the consent of that Administrative Party.

33.3	Excluded commitment

If any Lender fails to respond to a request in writing for any consent, waiver, amendment of or in relation to any term of any Finance Document or any instruction or vote relating to any other matter under any Finance Document within 20 Business Days of that request being made, then (unless the Borrower and the Agent agree to a longer time period in relation to such request):

(a)

such Lender’s Commitment in respect of any Facility and such Lender’s participation in any Loan shall not be included for the purpose of calculating the Commitments of the Lenders in respect of any or all of the Facilities, or participations of the Lenders in any or all of the Loans when ascertaining whether the consent, instruction or vote of Lenders holding any applicable percentage (including, for the avoidance of doubt, unanimity) of the Commitments in respect of any and or all of the Facilities and/or participations in any or all of the Loans has been obtained to approve that request; and

(b)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of all of the Lenders or any specified group of Lenders has been obtained to approve that request,

provided that (for the avoidance of doubt), if a Lender has split the votes attributable to its Commitment(s) in respect of any Facility or any participation in any Loan(s) in respect of any Facility in accordance with paragraph (f) of Clause 25.7 (Majority Lenders’ instructions) (a Splitting Lender), (i) such Splitting Lender shall be deemed (for the purposes of this Clause 33.3) to constitute different Lenders (each a Split Vote Lender), each holding its Split Commitment in respect of each Facility and its Split Participation in respect of each Loan in accordance with paragraph (f) of Clause 25.7 (Majority Lenders’ instructions), and (ii) if a Split Vote Lender fails to respond to any request in writing for any consent, waiver, amendment of or in relation to any term of any Finance Document or any instruction or vote relating to any other matter under any Finance Document, (A) the foregoing provisions of this Clause 33.3 shall only apply to such Split Vote Lender (in its capacity as Lender holding such Split Vote Lender’s Split Commitment in respect of any Facility and/or Split Participation in any Loan) and not any other Split Vote Lender notwithstanding that such other Split Vote Lender may be the same entity as such first-mentioned Split Vote Lender, and (B) for the purposes of paragraph (a), the Commitment of such Split Vote Lender in respect of each Facility shall be deemed to be its Split Commitment in respect of such Facility and the participation of such Split Vote Lender in any Loan shall be deemed to be its Split Participation in such Loan.

33.4	Disenfranchisement of Defaulting Lenders

(a)	For so long as a Defaulting Lender has any Available Commitment, in ascertaining:

(i)	the Majority Lenders or the Super Majority Lenders; or

(ii)	whether:

(A)	any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments under the relevant Facilities; or

(B)	the agreement of any specified group of Lenders,

has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents, that Defaulting Lender’s Commitments under the relevant Facilities will be reduced by the amount of its Available Commitments under the relevant Facilities and, to the extent that that reduction results in that Defaulting Lender’s Commitments being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of paragraphs (i) and (ii) above.

(b)	For the purposes of this Clause 33.4, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Agent that it has become a Defaulting Lender;

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in paragraphs (a), (b) or (c) of the definition of “Defaulting Lender” has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

33.5	Replacement of Screen Rate

(a)	Subject to paragraph (b) of Clause 33.2 (Exceptions), if a Screen Rate Replacement Event has occurred in relation to any Screen Rate, any amendment or waiver which relates to:

(i)	providing for the use of a Replacement Benchmark; and

(ii)

(A)	aligning any provision of any Finance Document to the use of that Replacement Benchmark;

(B)

enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);

(C)	implementing market conventions applicable to that Replacement Benchmark;

(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or

(E)

adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Borrower.

(b)	If, as at 1 January 2023, this Agreement provides that the rate of interest for a Loan is to be determined by reference to the Screen Rate for LIBOR:

(i)	a Screen Rate Replacement Event shall be deemed to have occurred on that date in relation to the Screen Rate; and

(ii)

the Agent (acting on the instructions of the Majority Lenders) and the Borrower shall enter into negotiations in good faith with a view to agreeing the amendments to this Agreement for the use of a Replacement Benchmark in relation to US dollars in place of that Screen Rate from and including a date no later than 30 June 2023.

(c)

If a Replacement Benchmark and/or the terms of its use are not agreed by 30 June 2023 (the Fallback Event), LIBOR shall be replaced by SOFR compounded in arrears (the Fallback Rate) plus a spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of LIBOR in relation to US dollars for a tenor approximately the same length as an Interest Period of one, three or six Month(s).

(d)

The amendments required to implement the Fallback Rate shall be agreed by the Agent (acting on the instructions of the Majority Lenders) and the Borrower and must be operationally feasible for the Agent. To the extent practicable, the amendments shall be based on the provisions published or recommended by APLMA at the relevant time. At any time after 30 June 2023 but before any amendment contemplated by this paragraph (d) is entered into, the rate of interest shall be determined in accordance with Clause 10.4 (Cost of funds).

(e)

After the occurrence of the Fallback Event, if the Borrower requires to use an alternative rate of interest to replace the Fallback Rate, the Agent (acting on the instructions of the Majority Lenders and each Lender shall act reasonably without any delay) and the Borrower shall enter into further negotiations in good faith (for a period of no more than 45 days) with a view to agreeing the amendments to this Agreement for the use of a different Replacement Benchmark in relation to US dollars (the Alternative Fallback Rate).

(f)

For the avoidance of doubt, after the occurrence of the Fallback Event, the Fallback Rate plus the spread adjustment referred to in paragraph (c) above shall be used before any amendment to use the Alternative Fallback Rate is made.

(g)	In this Clause 33.5:

Quoted Tenor means, in relation to the Screen Rate, any period other than 1 week or 2 Months for which that Screen Rate is customarily displayed on the relevant page or screen of an information service and which may be selected as an Interest Period by the Borrower under Clause 9.1 (Selection of Interest Periods).

Relevant Governmental Body means the Alternative Reference Rates Committee of the Federal Reserve Board and the Federal Reserve Bank of New York.

Relevant Nominating Body means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

Replacement Benchmark means a benchmark rate which is:

(i)	formally designated, nominated or recommended as the replacement for a Screen Rate by:

(A)	the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or

(B)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (B) above;

(ii)	in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Screen Rate; or

(iii)	in the opinion of the Majority Lenders and the Borrower, an appropriate successor to a Screen Rate.

Screen Rate Replacement Event means, in relation to a Screen Rate:

(i)	the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Majority Lenders and the Borrower, materially changed;

(ii)
(A)

(1)	the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or

(2)

information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate;

(B)

the administrator of that Screen Rate publicly announces that it has ceased or will cease to provide that Screen Rate for all of the Quoted Tenors permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate for such Quoted Tenors;

(C)	the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued for all of the Quoted Tenors;

(D)	the administrator of that Screen Rate or its supervisor announces that that Screen Rate for all of the Quoted Tenors may no longer be used; or

(E)	the supervisor of the administrator of that Screen Rate makes a public announcement or publishes information:

(1)

stating that that Screen Rate for all of Quoted Tenors is no longer or, as of a specified future date will no longer be, representative of the underlying market or economic reality that it is intended to measure and that representativeness will not be restored (as determined by such supervisor); and

(2)	with awareness that any such announcement or publication will engage certain triggers for fallback provisions in contracts which may be activated by any such pre-cessation announcement or publication;

(ii)

the administrator of that Screen Rate determines that that Screen Rate for all of the Quoted Tenors should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(A)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Borrower) temporary; or

(B)	that Screen Rate for the relevant Quoted Tenor is calculated in accordance with any such policy or arrangement for a period no less than one month; or

(iii)	in the opinion of the Majority Lenders and the Borrower, that Screen Rate for all of the Quoted Tenor is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

SOFR means the secured overnight financing rate administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over publication of that rate).

34.	RESTRICTIONS ON DEBT PURCHASE TRANSACTIONS

34.1	Prohibition on Debt Purchase Transactions

The Borrower shall not, and the Borrower shall procure that (except with the prior written consent of the Agent (acting on the instructions of all of the Lenders)) no Group Member or any Affiliate of any Group Member shall (a) enter into any Debt Purchase Transaction or (b) be (i) a Lender or (ii) a party to a Debt Purchase Transaction of the type referred to in any of paragraphs (b) or (c) of the definition of “Debt Purchase Transaction”.

34.2	Notification to other Lenders of Debt Purchase Transactions

Without prejudice to Clause 34.1 (Prohibition on Debt Purchase Transactions) and Clause 22.12 (Assignments and transfers to Group Members), any Group Member or any Affiliate of any Group Member which is or becomes a Lender or which enters into a Debt Purchase Transaction as a purchaser, an acquirer or a participant (or similar capacity) shall (or the Borrower shall, on its behalf), by 5pm on the Business Day following the day on which it entered into that Debt Purchase Transaction, notify the Agent of the extent of the Commitment(s) (in respect of any or all of the Facilities) (or any commitment represented thereby), any Loan or any amount(s) outstanding to which that Debt Purchase Transaction relates. The Agent shall promptly disclose such information to the Lenders.

35.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on such counterparts were on a single copy of this Agreement.

36.	U.S.A. PATRIOT ACT

Each Lender that is subject to the requirements of the U.S.A. Patriot Act hereby notifies the Borrower that pursuant to the requirements of the U.S.A. Patriot Act, such Lender is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the U.S.A. Patriot Act.

37.	BAIL-IN

37.1	Contractual recognition of bail-in

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

37.2	Bail-in definitions

In this Clause 37:

Article 55 BRRD means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

Bail-In Action means the exercise of any Write-down and Conversion Powers.

Bail-In Legislation means:

(a)

in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b)	in relation to the United Kingdom, the UK Bail-in Legislation; and

(c)

in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

EEA Member Country means any member state of the European Union, Iceland, Liechtenstein and Norway.

EU Bail-In Legislation Schedule means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

Resolution Authority means any body which has authority to exercise any Write-down and Conversion Powers.

UK Bail-In Legislation means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

Write-down and Conversion Powers means:

(a)

in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)

in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(c)	in relation to any other applicable Bail-In Legislation:

(i)

any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.

38.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

39.	ENFORCEMENT

39.1	Jurisdiction of Hong Kong Courts

(a)

The courts of Hong Kong have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a Dispute).

(b)	The Parties agree that the courts of Hong Kong are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)

Notwithstanding paragraphs (a) and (b) above, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

39.2	Waiver of immunity

The Borrower irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from:

(a)	suit;

(b)	jurisdiction of any court;

(c)	relief by way of injunction or order for specific performance or recovery of property;

(d)	attachment of its assets (whether before or after judgment); and

(e)

execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings).

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL LENDERS

Name of Original Lender	Facility A Commitment (US$)	Facility B Commitment (US$)
BANK OF AMERICA, NATIONAL ASSOCIATION, HONG KONG BRANCH, a branch of a national banking association organized and existing with limited liability under the laws of the United States of America	****	****

BANK OF CHINA LIMITED (incorporated under the laws of the People’s Republic of China and whose members’ liability is limited)	****	****

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED (incorporated under the laws of Hong Kong with limited liability)	****	****

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (ASIA) LIMITED	****	****

STANDARD CHARTERED BANK (HONG KONG) LIMITED (incorporated under the laws of Hong Kong with limited liability)	****	****

Total	****	****

SCHEDULE 2

CONDITIONS PRECEDENT

1.	The Borrower

(a)

A certified copy of the constitutional documents of the Borrower (including its certificate of incorporation, certificate(s) of incorporation on change of name, certificate of registration by way of continuation and memorandum and articles of association (and any amendments thereto)), together with the register of directors and an up-to-date certificate of good standing issued by the Registrar of Companies of the Cayman Islands in respect of the Borrower (to be dated no earlier than one month prior to the date of the Cayman Islands law legal opinion referred to in paragraph 2(b) below).

(b)	A certified copy of the extract of resolution of the board of directors of the Borrower:

(i)	approving the terms of, and the transactions contemplated by, the Finance Document(s) and resolving that it execute, deliver and perform the Finance Document(s);

(ii)	authorising a specified person or persons to execute the Finance Document(s) on its behalf; and

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and any Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Document(s).

(c)	A certificate from the Borrower (signed by a director or an authorised signatory of the Borrower):

(i)	attaching a specimen of the signature of each person authorised by any resolution referred to in paragraph (b) above;

(ii)	confirming that borrowing the Total Commitments would not cause any borrowing or similar limit binding on it to be exceeded;

(iii)

certifying the list of Material Subsidiaries (including an annotation, next to the name of each Material Subsidiary, whether such Material Subsidiary is a Core Business Group Member) as at the end of the financial year of the Borrower most recently ended prior to the date of this Agreement is true and complete; and

(iv)	certifying that each copy document specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.	Legal opinions

(a)	A legal opinion in relation to the laws of Hong Kong from Allen & Overy LLP, legal advisers to the MLABUs as to the laws of Hong Kong.

(b)	A legal opinion in relation to Cayman Islands law from Walkers (Singapore), Limited Liability Partnership, legal advisers to the MLABUs as to the laws of the Cayman Islands.

3.	Finance Documents

Each of the following Finance Documents duly executed by the parties thereto:

(a)	this Agreement; and

(b)	each Fee Letter.

4.	Green Finance Framework

(a)	A copy of the Green Finance Framework.

(b)	A copy of the Second Party Opinion.

5.	Other documents and evidence

(a)	A foreign debt filing certificate evidencing that the Facilities have been duly registered with the NDRC pursuant to NDRC Circular.

(b)	The Original Financial Statements.

(c)

Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and/or Clause 16 (Costs and Expenses) have been paid or will be paid on or before the Initial Utilisation Date.

(d)

All documents and evidence as reasonably requested by any Finance Party which are required to enable it to conduct any “know your customer” or anti-money laundering or other procedures under applicable laws and regulations.

(e)

Evidence that the unconditional and irrevocable cancellation and prepayment notice has been delivered to the facility agent under the existing Senior Debt (as referred to in paragraph (i) of that definition only) in respect of the prepayment of that existing Senior Debt in full (with corresponding commitment cancelled).

SCHEDULE 3

REQUESTS

PART 1

FORM OF UTILISATION REQUEST

From: JD.com, Inc.

To:    [    ] as Agent

Dated:

Dear Sirs

US$2,000,000,000 facilities agreement dated [    ] 2021 between, among others, JD.com, Inc. as borrower and Standard Chartered Bank (Hong Kong) Limited as agent (as amended from time to time, the Facilities Agreement)

1.	We refer to the Facilities Agreement. This is a Utilisation Request. Terms defined in or construed for the purposes of the Facilities Agreement shall have the same meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

Facility to be utilised:	[Facility A]/[Facility B]

Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)

Amount of such Loan:	US$[●] or, if less, the Available Facility in respect of the above-mentioned Facility

First Interest Period relating to such Loan:	(subject to the provisions of the Facilities Agreement) [●]

3.	We confirm that each condition specified in Clause 4.2 (Further conditions precedent) of the Facilities Agreement is satisfied on the date of this Utilisation Request.

4.	We confirm that such Loan will be applied towards the following purpose(s) specified in Clause 3.1 (Purpose) of the Facilities Agreement: [insert details].

5.	[The proceeds of such Loan should be credited to [account] in the name of the Borrower.]

[or]

[This Loan is a Rollover Loan and is to be made for the purpose of refinancing in whole or in party the following Facility B Loan(s) maturing on the proposed Utilisation Date: [insert relevant details].]

This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
JD.com, Inc.

PART 2

FORM OF SELECTION NOTICE

From: JD.com, Inc.

To:    [Name of current Agent] as Agent

Dated:

Dear Sirs

US$2,000,000,000 facilities agreement dated [    ] 2021 between, among others, JD.com, Inc. as borrower and Standard Chartered Bank (Hong Kong) Limited as agent (as amended from time to time, the Facilities Agreement)

1.	We refer to the Facilities Agreement. This is a Selection Notice. Terms defined in or construed for the purposes of the Facilities Agreement shall have the same meaning in this Selection Notice.

2.	We refer to the following Facility A Loan[s] with an Interest Period ending on [●]: [●]*

3.	[We request that the above Facility A Loan[s] be divided into [ ] Facility A Loan[s] with the following principal amounts and Interest Periods respectively:]**

[or]

[We request that the next Interest Period for the above Facility A Loan[s] be [                ].] ***

[or]

[We request that the above Facility A Loans not be consolidated at the end of the current Interest Period and that the next Interest Period for each of such Facility A Loans be as follows: [                ]].#

This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for
JD.com, Inc.

*	Insert details of all Facility A Loans which have an Interest Period ending on the same date.
**	Use this option if division of Facility A Loans is requested.
***	Use this option if sub-division is not required and the applicable Facility A Loans are to be consolidated.
#	Use this option if the applicable Facility A Loans are not to be consolidated.

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

To:    [    ] as Agent

From: [Name of the Existing Lender] (the Existing Lender) and [Name of the New Lender] (the New Lender)

Dated:

US$2,000,000,000 facilities agreement dated [    ] 2021 between, among others, JD.com, Inc. as borrower and Standard Chartered Bank (Hong Kong) Limited as agent (as amended from time to time, the Facilities Agreement)

1.

We refer to the Facilities Agreement. This is a Transfer Certificate. Unless otherwise defined herein, terms defined in or construed for the purposes of the Facilities Agreement shall have the same meaning in this Transfer Certificate.

2.	We refer to Clause 22.6 (Procedure for transfer) of the Facilities Agreement:

(a)

The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, in accordance with Clause 22.6 (Procedure for transfer) of the Facilities Agreement, all or part of the Existing Lender’s Commitment(s) in respect of the applicable Facility or Facilities specified in the Schedule hereto and all or part of the Existing Lender’s participation(s) in the applicable Loan(s) specified in the Schedule hereto, in each case together with related rights and obligations under the Facilities Agreement.

(b)	The proposed Transfer Date is [●].

(c)

The Facility Office and address, email address, fax number and attention details for notices of the New Lender for the purposes of Clause 29.2 (Addresses) of the Facilities Agreement are set out in the Schedule hereto.

3.	The New Lender expressly acknowledges:

(a)	the limitations on the Existing Lender’s obligations set out in paragraphs (a) and (c) of Clause 22.5 (Limitation of responsibility of Existing Lenders) of the Facilities Agreement; and

(b)

that it is the responsibility of the New Lender to ascertain whether any document is required or any formality or other condition requires to be satisfied to effect or perfect the transfer contemplated by this Transfer Certificate or otherwise to enable the New Lender to enjoy the full benefit of each Finance Document.

4.	The New Lender confirms that it is a “New Lender” within the meaning of Clause 22.1 (Assignments and transfers by the Lenders) of the Facilities Agreement.

5.	The New Lender confirms that the New Lender [is]/[is not]* a Group Member or an Affiliate of any Group Member.

*

Delete as appropriate. Any transfer of by the Existing Lender to the New Lender that is a Group Member or an Affiliate of any Group Member is subject to Clause 34 (Restrictions on Debt Purchase Transactions) and Clause 22.12 (Assignments and transfers to Group Members).

6.	Both the Existing Lender and the New Lender confirm to the Agent that the consent of the Borrower has been obtained.

7.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on such counterparts were on a single copy of this Transfer Certificate.

8.	This Transfer Certificate is governed by the laws of Hong Kong.

9.	This Transfer Certificate has been entered into by the Existing Lender and the New Lender on the date stated at the beginning of this Transfer Certificate.

THE SCHEDULE

Commitment(s)/participation(s) in Loan(s) to be transferred, and other particulars

Commitment(s) in respect of Facility [    ] /participation(s) in Loan(s) under Facility [    ] transferred

Commitment in respect of such Facility transferred:	[ ]

of which the Available Commitment in respect of such Facility transferred:	[ ]

Participation(s) in outstanding Loan(s) under such Facility transferred	[ ]

[ ]

Administration particulars:

New Lender’s receiving account:	[ ]

Address:	[ ]

Telephone:	[ ]

Facsimile:	[ ]

Email:	[ ]

Attn/Ref:	[ ]

Details of US$ account designated for payment purposes:

Correspondence Bank:	[ ]

Swift Code:	[ ]

Account Bank (if applicable)* :	[ ]

Account Bank Swift Code (if applicable)* :	[ ]

Account Name:	[ ]

Account Number:	[ ]

Ref:	[ ]

Attn	[ ]

[name of Existing Lender]	[name of New Lender]

By:	By:

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [●].

[] as Agent

By:
Date:

SCHEDULE 5

FORM OF COMPLIANCE CERTIFICATE

From:    JD.com, Inc.

To:    [    ] as Agent

Dated:

Dear Sirs

US$2,000,000,000 facilities agreement dated [    ] 2021 between, among others, JD.com, Inc. as borrower and Standard Chartered Bank (Hong Kong) Limited as agent (as amended from time to time, the Facilities Agreement)

We refer to the Facilities Agreement. This is a Compliance Certificate. Terms used in or construed for the purposes of the Facilities Agreement shall have the same meaning in this Compliance Certificate.

We confirm that:

1.

[the financial statements of the Borrower for the Financial Year ending on [●] (the Test Date) delivered by the Borrower pursuant to the Facilities Agreement give a true and fair view of the consolidated financial condition and operations of the Borrower as at the end of and during such Financial Year;]#

[the financial statements of the Borrower for the Financial Half Year ending on [●] (the Test Date) delivered by the Borrower pursuant to the Facilities Agreement fairly represent the consolidated financial condition and operations of the Borrower as at the end of such Financial Half Year (to which such financial statements relate);]##

2.

as at the last day of the Relevant Period ending on the Test Date, Consolidated Total Debt was [●] and, in respect of such Relevant Period, Adjusted Consolidated EBITDA was [●]. Therefore Leverage in respect of such Relevant Period was [●]:1.00 and the financial covenant set out in Clause 19.2 (Financial condition) of the Facilities Agreement [has/has not] been complied with; [and]

3.	[the following companies constitute Material Subsidiaries for the purposes of the Facilities Agreement:

(a)	[●];

(b)	[●]; and

(c)	[●];

4.	the Material Subsidiaries referred to in paragraphs [●], [●] and [●] are Core Business Group Members; and]**

5.	the requirements of Clause 20.10 (Core Business Coverage) of the Facilities Agreement are satisfied.

Computation(s) in respect of paragraph 2 above are attached to this Compliance Certificate.

#	Use this option for the audited consolidated financial statements of the Borrower in respect of any Financial Year.
##	Use this option for the unaudited consolidated financial statements of the Borrower in respect of the first Financial Half Year in any Financial Year.
**	Insert these paragraphs for each Compliance Certificate delivered for the audited consolidated financial statements of the Borrower in respect of any Financial Year.

[We confirm that no Default is continuing.]*

Signed:
Authorised signatory of JD.com, Inc.

*	If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

SCHEDULE 6

TIMETABLES

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) or a Selection Notice (Clause 9.1 (Selection of Interest Periods))	U-3 11am

Agent notifies the Lenders of the applicable Loan in accordance with Clause 5.4 (Lenders’ participation)	U-2

LIBOR is fixed	Quotation Day 11am (London time)

Where:

U =	the applicable Utilisation Date or the first day of the applicable Interest Period (as the case may be)

U – X =	the day falling X Business Days prior to U

SCHEDULE 7

FORM OF INCREASE CONFIRMATION

To:    [●] as Agent

From:    [the Increase Lender] (the Increase Lender)

Dated:

US$2,000,000,000 facilities agreement dated [    ] 2021 between, among others, JD.com, Inc. as borrower and Standard Chartered Bank (Hong Kong) Limited as agent (as amended from time to time, the Facilities Agreement)

1.

We refer to the Facilities Agreement. This is an Increase Confirmation. Terms and expressions defined in or construed for the purposes of the Facilities Agreement have the same meaning in this Increase Confirmation unless given a different meaning in this Increase Confirmation.

2.	We refer to Clause 2.3 (Increase) of the Facilities Agreement.

3.

The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment(s) specified in the Schedule (the Relevant Commitment(s)) as if it had been an Original Lender under the Facilities Agreement in respect of the Relevant Commitment(s) (in addition to any Commitment in respect of any Facility which the Increase Lender may otherwise already have in accordance with the Facilities Agreement).

4.	Without prejudice to any term of Clause 2.3 (Increase), the proposed date on which the assumption of such Relevant Commitment(s) by the Increase Lender is to take effect (the Increase Date) is [●].

5.	On the Increase Date, the Increase Lender becomes party to the Facilities Agreement as a Lender.

6.

The Facility Office and address, email address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 29.2 (Addresses) of the Facilities Agreement are set out in the Schedule.

7.	The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (i) of Clause 2.3 (Increase) of the Facilities Agreement.

8.	This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on such counterparts were on a single copy of this Increase Confirmation.

9.	This Increase Confirmation is governed by the laws of Hong Kong.

10.	This Increase Confirmation has been entered into on the date stated at the beginning of this Increase Confirmation.

THE SCHEDULE

Relevant Commitment(s)/rights and obligations to be assumed by the Increase Lender

[insert relevant details]

[Facility Office address, email addresses, fax number and attention details for notices and account details for payments]

[Increase Lender]

By:

This Increase Confirmation is accepted by the Agent and the Increase Date is confirmed as [●].

Agent:

By:

SCHEDULE 8

GREEN LOAN PRINCIPLES MEMORANDUM

This Green Loan Principles Memorandum (the Memorandum) sets out how JD.COM, INC., an exempted company registered by way of continuation into the Cayman Islands with limited liability and registration number 284373 whose registered office is at Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands (the Borrower) shall utilise certain term loan facility to the Borrower documented under a US$2,000,000,000 term loan and revolving credit facilities agreement dated                     , as amended and supplemented from time to time (the Facilities Agreement) for the purpose of the Green Loans (as defined below).

Terms defined in the Facilities Agreement shall have the same meaning when used in this Memorandum, unless a contrary indication appears. In addition:

Declassification Event means:

(a)	any failure by the Borrower to comply with this Memorandum; or

(b)	any document or other information provided by the Borrower in connection with this Memorandum is incorrect or misleading in any material respect.

Eligible Green Projects means green projects and their respective green project categories as defined under the Green Finance Framework and that are eligible green projects under the Green Loan Principles.

Eligible Green Purpose means the purposes set out in paragraph (a) of Clause 3 (Purpose) of the Facilities Agreement.

Green Finance Framework means the green finance framework of JD.com substantially in the form provided to the Green Loan Coordinators on or about the date of the Facilities Agreement and delivered to the Agent in accordance with clause 4.1 (Initial conditions precedent) of the Facilities Agreement, as amended and varied from time to time.

Green Loans means the Loans made under Facility A for financing the Eligible Green Purpose.

Green Loan Principles means the green loan principles jointly issued by the Loan Market Association, the Asia Pacific Loan Market Association and the Loan Syndications & Trading Association in February 2021.

Proceeds means the proceeds of the Green Loans.

Second Party Opinion means an opinion, document or report issued by the Second Party Opinion Provider (at the cost of the Borrower) addressed to the Finance Parties, confirming the conformity of the Green Finance Framework to the Green Loan Principles, and in form and substance satisfactory to the Green Loan Coordinators (acting reasonably).

Second Party Opinion Provider means (a) Sustainalytics; or (b) any consultant and/or institution with recognised expertise in environmental and social sustainability or other aspects of the administration of a green loan appointed by the Borrower (at the cost of the Borrower) in consultation with the Green Loan Coordinators.

1.	Use of Proceeds

1.1	The Borrower shall ensure that the Green Finance Framework complies with Green Loan Principles at all times.

1.2	The Borrower shall use the Proceeds for the Eligible Green Purpose only.

2.	Project Evaluation and Eligibility

Eligible Green Projects shall be evaluated for their eligibility as Green Loans in line with paragraph 2.2 (Process for Project Evaluation and Selection) of the Green Finance Framework.

3.	Management of Proceeds

The Proceeds shall be managed in accordance with paragraph 2.3 (Management of Proceeds) of the Green Finance Framework.

4.	Reporting

The Borrower shall comply with the following undertakings at its own cost and expense:

(a)

The Borrower shall supply the following documents to the Agent (for distribution to the Finance Parties), together with each Compliance Certificate to be delivered under the Facilities Agreement until such time as all the proceeds of Facility A have been applied to the Eligible Green Projects:

(i)

an allocation report in respect of the Proceeds, in compliance with paragraph 2.4 (Reporting) of the Green Finance Framework (the Allocation Report). Each Allocation Report shall contain description of the Eligible Green Projects to which the Proceeds have been applied and the amount so allocated to each of such Eligible Green Projects; and

(ii)

an annual impact report in compliance with paragraph 2.4 (Reporting) of the Green Finance Framework (the Impact Report). Each Impact Report shall include qualitative and quantitative performance indicators where feasible.

(b)	The Borrower shall notify the Agent in writing within 15 Business Days after becoming aware that any Declassification Event has occurred.

(c)

If a Declassification Event occurs, the Green Loans shall, with immediate effect, be declassified as green loans unless such failure to comply is capable of remedy and remedied within 20 Business Days (or such longer period as the Agent (acting on the instructions of the Majority Lenders) from the earlier of:

(i)	the Agent giving written notice to the Borrower of such Declassification Event; and

(ii)	the Borrower becoming aware of such Declassification Event.

The Agent (acting on the instructions of the Majority Lenders) shall notify the Borrower of any declassification pursuant to this paragraph.

(d)

From the date on which a Green Loan is declassified as a green loan, the Borrower shall (and shall ensure that each other Group Member shall), as soon as reasonably practicable and in any event within 5 Business Days of notice from the Agent (acting on the instructions of the Majority Lenders) made pursuant to paragraph (c) above:

(i)	cease representing in all internal and external communications, marketing or publications that Facility A Loan is a green loan; and

(ii)	ensure that all material, publications and information it publishes relating to any Facility A Loan no longer refers to it as a green loan.

(e)

If the Borrower does not comply with any of the provisions in this Memorandum, any Green Loan Coordinator or the Agent (acting on the instructions of the Majority Lenders) may, at the request and cost of the Borrower, arrange for such third party verifications or audits that the Green Loan Coordinators or the Majority Lenders consider necessary to confirm compliance by the Borrower with its obligations under this Memorandum or the other Finance Documents in relation to any Green Loans.

5.	Other information undertakings

The Borrower shall notify the Agent of any amendment, change or variation (however described) of any content or term to the Green Finance Framework as soon as reasonably practicably, and in any event within 20 Business Days after such amendment, change or variation (however described) becomes effective.

6.	Amendment and waiver

The Green Loan Coordinators may take into consideration (but are not obliged to) of the Green Loan Principles if any amendment or waiver of this Memorandum is proposed and may make such suggestions or communications to the Finance Parties. No Green Loan Coordinator shall have any obligation or liability of any kind to any other Party under or in connection with any Finance Document.

SIGNATORIES

The Borrower

SIGNED for and on behalf of	)
JD.COM, INC. by	)
Sandy Ran Xu	)
who in accordance with the laws of	)	/s/ Sandy Ran Xu
Cayman Islands	)	Print name: Sandy Ran Xu
is authorised to execute this Agreement	)
on its behalf	)
)
in the presence of:	)

Witness’s signature: /s/ GUO Yufei
Name: GUO Yufei
Address: ******

Notice details:

Address:	******
Email:	******
Attention:	******

Mandated Lead Arranger, Bookrunner and Underwriter

BANK OF AMERICA, NATIONAL ASSOCIATION, HONG KONG BRANCH

by:	/s/ ADNAN MERAJ

Address:	******

Tel:	******

Fax:	******

Email:	******

Attention:	******

Mandated Lead Arranger, Bookrunner and Underwriter

BANK OF CHINA LIMITED

by:	/s/ LIU Chao

Address:	******

Tel:	******

Fax:	******

Email:	******

Attention:	******

Mandated Lead Arranger, Bookrunner and Underwriter

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

by:	/s/ Jeff Lim

Address:	******

Fax:	******

Attention:	******

Mandated Lead Arranger, Bookrunner and Underwriter

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (ASIA) LIMITED

by:	/s/ Carol Cheng

/s/ Suo Fan

Address:	******

Tel:	******

Fax:	******

Email:	******

Attention:	******

Mandated Lead Arranger, Bookrunner and Underwriter

STANDARD CHARTERED BANK (HONG KONG) LIMITED

by:	/s/ Amit Lakhwani

Address:	******

Fax:	******

Email:	******

Attention:	******

Green Loan Coordinator

BANK OF AMERICA, NATIONAL ASSOCIATION, HONG KONG BRANCH

by:	/s/ ADNAN MERAJ

Address:	******

Tel:	******

Fax:	******

Email:	******

Attention:	******

Green Loan Coordinator

BANK OF CHINA LIMITED

by:	/s/ LIU Chao

Address:	******

Tel:	******

Fax:	******

Email:	******

Attention:	******

Green Loan Coordinator

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

by:	/s/ YVONNE K Y LEE

/s/ Benny K H Chung

Address:	******

Fax:	******

Email:	******

Attention:	******

Green Loan Coordinator

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (ASIA) LIMITED

by:	/s/ Carol Cheng

/s/ Suo Fan

Address:	******

Tel:	******

Fax:	******

Email:	******

Attention:	******

Green Loan Coordinator

STANDARD CHARTERED BANK (HONG KONG) LIMITED

by:	/s/ Amit Lakhwani

Address:	******

Fax:	******

Email:	******

Attention:	******

Original Lender

BANK OF AMERICA, NATIONAL ASSOCIATION, HONG KONG BRANCH

by:	/s/ ADNAN MERAJ

Address:	******

Tel:	******

Fax:	******

Email:	******

Attention:	******

Original Lender

BANK OF CHINA LIMITED, SINGAPORE BRANCH

by:	/s/ Authorize Signatory

Address:	******

Tel:	******

Fax:	******

Email:	******

Attention:	******

Original Lender

THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

by:	/s/ YVONNE K Y LEE

/s/ Benny K H Chung

Address:	******

Fax:	******

Email:	******

Attention:	******

Original Lender

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (ASIA) LIMITED

by:	/s/ Carol Cheng

/s/ Suo Fan

For Credit Matters

Address:	******

Tel:	******

Fax:	******

Email:	******

Attention:	******

For Operation Matters

Address:	******

Tel:	******

Fax:	******

Email:	******

Attention:	******

Original Lender

STANDARD CHARTERED BANK (HONG KONG) LIMITED

by:	/s/ Amit Lakhwani

Address:	******

Tel:	******

Email:	******

Attention:	******

Agent

STANDARD CHARTERED BANK (HONG KONG) LIMITED

by:	/s/ Chung Tin Wan

Address:	******

Fax:	******

Email :	******

Attention:	******